                                                                   EXHIBIT 10.54

                              RGG ACQUISITION, INC.
                                365 South Street
                          Morristown, New Jersey 07960

                                                                   April 9, 2002

Ms. Janice Wadge
Regal Greetings & Gifts Corporation
7035 Ordan Drive
Mississauga, Ontario L5G 1T1

Mr. Silvio Marsili
RoyNat Capital, Inc.
Scotia Plaza, 26th Floor
40 King Street West
Toronto, Ontario M5H 1H1

Mr. Mark Shoniker
Bank of Montreal Capital Corporation
302 Bay Street, 7th Floor
Toronto, Ontario
Canada M5X 1A1

Mr. Steven Marshall
MDC Corporation, Inc.
45 Hazelton Avenue
Toronto, Ontario M5R 2E3

         Re:    Unanimous Shareholders Agreement

Dear Madame & Messrs. Wadge, Marsili, Shoniker, and Marshall:

         Reference is made to that certain Unanimous Shareholder Agreement (the "Shareholders Agreement") dated December 14, 2001 and amended and restated as of February 19, 2002 by and among MDC Corporation, Inc. ("MDC"), RGG Acquisition Inc. ("RGG"), RoyNat Capital Inc. ("RoyNat"), Bank of Montreal Capital Corporation ("BMOCC") and Regal Greetings & Gifts Corporation ("Regal"; with MDC, RGG, RoyNat, BMOCC and Regal, collectively, the "Parties"). Capitalized terms not specifically defined herein, have the meanings provided in the Shareholders Agreement. The following applies effective as of December 14, 2001.

         The undersigned agree that:

         1. If a particular Investing Shareholder elects to sell to the Corporation all of its Warrants and Common Shares pursuant to Section 4.5.1 of the Shareholders Agreement as a result of the occurrence of a transaction identified in Section 4.5.1.9, 4.5.1.10, 4.5.1.11 or 4.5.1.12 of the
Shareholders Agreement (each a "Transaction"), then, with respect to the

April 9, 2002
Page 2

particular Investing Shareholder, the reference to "Formula Price" for purposes of the corresponding provision of Section 4.5.2 relating to the particular Transaction(1), shall mean the greatest of shall mean:

         (i) the quotient of (a) five (5) times the average of the Earnings before Interest, Taxes, Depreciation and Amortization of the Corporation for the two (2) most recently completed fiscal years of the Corporation prior to the notice date

                  PLUS cash on hand immediately prior to the particular Transaction ("Cash on Hand")

                  MINUS (A) the principal amount outstanding immediately prior to the particular Transaction under the BMOCC Debenture, the RoyNat Capital Debenture, the promissory note issued by the Corporation in favour of MDC in the principal amount of $6 million dated December 14, 2001 and the loan made to the Corporation by Bank of Nova Scotia in the principal amount of $13 million on December 14, 2001 and (B) any additional long term debt of the Corporation immediately prior to the particular Transaction as determined by the firm of independent certified public accountants then engaged to audit the Corporation, provided that the particular Investing Shareholder had agreed in writing that the Corporation may incur such additional long term debt prior to it being incurred (collectively (A) and (B) is the "Long Term Debt")

                  divided by (b) the number of Common Shares of the Corporation outstanding on the notice date;

         (ii) the quotient of (a) five (5) times the Earnings Before Interest, Taxes, Depreciation, and Amortization of the Corporation for the most recently completed 12 month period of the Corporation prior to the notice date plus Cash on Hand minus the Long Term Debt, divided by (b) the number of Common Shares of the Corporation outstanding on the notice date; and

         (iii) the quotient of (a) the Fair Market Value divided by (b) the number of Common Shares of the Corporation outstanding on the notice date.

----------
(1) i.e. Section 4.5.2.1 corresponds to Section 4.5.1.9, Section 4.5.2.2 corresponds to Section 4.5.1.10, Section 4.5.2.3 corresponds to Section 4.5.1.11 and Section 4.5.2.4 corresponds to Section 4.5.1.12.

April 9, 2002
Page 3

The undersigned agree that the Corporation shall not, and shall not permit, any of the Transactions to occur without the prior written approval of each of the Investing Shareholders and the foregoing shall not be applicable without such prior written approval.


         2. If MDC elects to sell to the Corporation all of its Common Shares pursuant to Section 4.9.1 of the Shareholders Agreement as a result of the occurrence of a transaction identified in Section 4.9.1.3 as an event described in Section 4.5.1.10, 4.5.1.11 or 4.5.1.12 of the Shareholders Agreement (each a "MDC Transaction"), then the reference to the "MDC Formula Price" for purposes of the corresponding provision of Section 4.9.2 relating to the particular MDC Transaction(2), shall mean the greater of shall mean:

         (i) the quotient of (a) 5.5 times the average of EBITDA of the Corporation for the then most recently completed two fiscal years of the Corporation plus Cash on Hand minus the Long Term Debt, divided by (b) the total number of outstanding Common Shares outstanding on the notice date (determined on a Fully Diluted basis and for purposes of greater certainty, determined as if all rights, options or warrants under any ESOP have been fully exercised or converted), prior to the exercise of MDC's rights under the Shareholders Agreement (calculated on a pro rata basis so as to reflect, in the calculation of results for the two fiscal years, any acquisitions or other income generating subsequent to any period with respect to which a calculation is required to be made); and

         (ii) the quotient of (a) the Fair Market Value divided by (b) the number of Common Shares of the Corporation outstanding on the notice date.

         Please signify your agreement with the foregoing by executing the enclosed copy of this letter and returning it to me. This letter may be executed in counterparts.

                                                     Very truly yours,

                                                     Anthony Calandra

----------
(2) i.e. Section 4.9.2.1 corresponds to Section 4.5.1.10, Section 4.9.2.2 corresponds to Section 4.5.1.11 and Section 4.9.2.3 corresponds to Section 4.5.1.12.

April 9, 2002
Page 4

                                    President

Approved and Agreed to
this ___ day of April 2002

Regal Greetings & Gifts Corporation

By:
   ---------------------
         Janice Wadge

Approved and Agreed to
this ___ day of April 2002

RoyNat Capital Inc.

By:
   ---------------------
   Silvio Marsili

Approved and Agreed to
this ___ day of April 2002

Bank of Montreal Capital Corporation

By:
   ---------------------
   Mark Shoniker

Approved and Agreed to
this ___ day of April 2002

MDC Corporation

By:
   ---------------------
   Steven Marshall

                                                                    CONFIDENTIAL

                              MDC CORPORATION INC.

                                      -and-

                              RGG ACQUISITION INC.

                                      -and-

                               ROYNAT CAPITAL INC.

                                      -and-

                      BANK OF MONTREAL CAPITAL CORPORATION

                                      -and-

                       REGAL GREETINGS & GIFTS CORPORATION

--------------------------------------------------------------------------------

                        UNANIMOUS SHAREHOLDERS AGREEMENT

--------------------------------------------------------------------------------

                                February 19, 2002

                                TABLE OF CONTENTS

                                                                                      PAGE

                                    ARTICLE 1
                                 INTERPRETATION
1.1      Definitions .................................................................   3
1.2      Schedules ...................................................................  10
1.3      Headings and Table of Contents ..............................................  11
1.4      Gender and Number ...........................................................  11
1.5      Currency ....................................................................  11
1.6      Invalidity of Provisions ....................................................  11
1.7      Entire Agreement ............................................................  11
1.8      Waiver ......................................................................  12
1.9      Severability ................................................................  12
1.10     Governing Law ...............................................................  12
1.11     Accounting Principles .......................................................  12
1.12     Time of Essence .............................................................  12
1.13     Calculation of Time .........................................................  13
1.14     Further Assurances ..........................................................  13
1.15     Unanimous Shareholders Agreement ............................................  13
1.16     Powers of the Directors and Shareholders ....................................  13
1.17     Conflict ....................................................................  14
1.18     Statute References ..........................................................  14
1.19     Calculation of Outstanding Shares ...........................................  14
1.20     Amendments ..................................................................  15
1.21     Recitals ....................................................................  15

                                    ARTICLE 2
                     BUSINESS AND AFFAIRS OF THE CORPORATION

2.1      Business and Affairs of the Corporation .....................................  15
2.2      Certain Matters Requiring Special Approval of MDC ...........................  22
2.3      Financial Statements ........................................................  22
2.4      Budgets and Business Plan ...................................................  24
2.5      Life Insurance ..............................................................  24
2.6      Shareholders Meetings .......................................................  25
2.7      Books and Records ...........................................................  25

2.8      Employment of Wadge and Watkinson ...........................................  25
2.9      Change in Management of Corporation .........................................  25
2.10     Committees ..................................................................  26
2.11     Rights on a Qualifying Public Offering ......................................  26

                                    ARTICLE 3
                         GENERAL MATTERS RELATING TO THE
                    HOLDING OF SHARES AND PERMITTED TRANSFERS

3.1      Representations and Warranties by Shareholders ..............................  27
3.2      General Prohibition on Transfer .............................................  28
3.3      Permitted Transfers by RoyNat Capital and MDC ...............................  28
3.4      Permitted Transfers by Shareholders .........................................  29
3.5      No Registration of Transfer Unless Transferee is Bound ......................  29
3.6      Notation on Share Certificates ..............................................  29
3.7      Shareholders to Facilitate Permitted Transfers ..............................  30

                                    ARTICLE 4
                             MATTERS RELATING TO THE
                      DISPOSITION AND ACQUISITION OF SHARES

4.1      Right of First Refusal ......................................................  30
4.2      Piggy-Back Right ............................................................  33
4.3      Intentionally Deleted .......................................................  34
4.4      Applicability of Sections 4.1 and  4.2 ......................................  34
4.5      Put Right in Favour of Investing Shareholders ...............................  34
4.6      Dreamlife Put ...............................................................  37
4.7      Completion ..................................................................  39
4.8      Default of Investing Shareholder Put ........................................  39
4.9      Put Right in favour of MDC ..................................................  41
4.10     Corporation Buy-Back ........................................................  43
4.11     Follow-On Obligations .......................................................  44
4.12     Pre-Emptive Right ...........................................................  44
4.13     Exceptions to Pre-Emptive Rights ............................................  46
4.14     Distribution of Proceeds From Sale of Shares or Assets of the Corporation ...  46

                                    ARTICLE 5
                               CLOSING PROCEDURES

5.1      Determination of Amount of Indebtedness .....................................  47
5.2      Closing Procedures ..........................................................  47

                                    ARTICLE 6
                       NON-COMPETITION AND CONFIDENTIALITY

6.1      Non-Competition .............................................................  50
6.2      Non-Solicitation of Employees ...............................................  51
6.3      Non-Solicitation of Customers ...............................................  52
6.4      Confidentiality .............................................................  53
6.5      Obligations Not Exhaustive ..................................................  54
6.6      Remedies ....................................................................  54

                                    ARTICLE 7
                               GENERAL PROVISIONS

7.1      All Shares Subject to this Agreement ........................................  54
7.2      Indemnity by the Corporation ................................................  54
7.3      Business and Directors' Insurance ...........................................  55
7.4      Term ........................................................................  56
7.5      Termination Not to Affect Rights or Obligations .............................  56
7.6      Arbitration .................................................................  56
7.7      Notices .....................................................................  57
7.8      Amendments ..................................................................  59
7.9      Counterparts ................................................................  59
7.10     Enurement ...................................................................  59

SCHEDULE A - Arbitration Procedures (section 7.6)
SCHEDULE B - Certificate and Articles of Incorporation
SCHEDULE C - Calculation of Fair Market Value
SCHEDULE D - Participation Agreement

              AMENDED AND RESTATED UNANIMOUS SHAREHOLDERS AGREEMENT

         THIS AGREEMENT is made as of the 19th day of February, 2002.

AMONG:

               MDC CORPORATION INC., a corporation incorporated under the laws of the province on Ontario

                                                         ("MDC")

                                      -and-

               RGG ACQUISITION INC., a corporation incorporated under the laws of the state of Delaware

                                                         ("RGGA")

                                      -and-

               ROYNAT CAPITAL INC., a corporation incorporated under the laws of Canada

                                                         ("ROYNAT CAPITAL")

                                      -and-

               BANK OF MONTREAL CAPITAL CORPORATION, a
               corporation incorporated under the laws of Canada

                                                                  ("BMOCC")

                                      -and-

               REGAL GREETINGS & GIFTS CORPORATION, a corporation incorporated under the laws of Canada

                                                        (the "CORPORATION")

RECITALS:

A. The parties hereto (other than BMOCC) entered into a Unanimous Shareholders Agreement made the 14th day of December, 2001;

B. RoyNat Capital has, amongst other things, partially assigned its interest in the debenture and warrants issued to RoyNat Capital by the Corporation the 14th day of December, 2001;

C. The parties to the aforementioned Unanimous Shareholders Agreement have agreed to enter into this Amended and Restated Unanimous Shareholders Agreement to reflect BMOCC as a holder of equity securities of the Corporation;

D. The authorized capital of the Corporation consists of an unlimited number of common shares, of which 100,000 common shares are issued and outstanding;

E. RGGA is the registered and beneficial owner of 75,650 issued and outstanding common shares of the Corporation;

F. Dreamlife, Inc. is the registered and beneficial owner of all of the issued and outstanding of RGGA;

G. MDC is the registered and beneficial owner of 13,350 issued and outstanding common shares of the Corporation;

H. RoyNat Capital is entitled, pursuant to the terms of the RoyNat Warrants, to be issued 5,500 common shares of the Corporation, subject to adjustment in accordance with the terms thereof;

I. BMOCC is entitled, pursuant to the terms of the BMOCC Warrants, to be issued 5,500 common shares of the Corporation, subject to adjustment in accordance with the terms thereof;

J. The Corporation has not reserved any additional common shares to be distributed to employees pursuant to the terms of any employee stock option or purchase plan;

K. The parties hereto wish to enter into this Agreement to provide for the conduct of the business and affairs of the Corporation, to provide for restrictions on the transfer and ownership of shares in the capital of the Corporation and to govern their relationship as shareholders of the Corporation, with the intent that it shall constitute a unanimous shareholder agreement; and

L. In the event of a conflict between this Agreement and any other agreement now or hereafter entered into among the shareholders of the Corporation, the provisions of this Agreement shall prevail.

         NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereto agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1      DEFINITIONS

         In this Agreement,

(a)      "ACCEPTANCE NOTICE" has the meaning given to it in Section 4.1;

(b) "ACT" means the Canada Business Corporations Act, as the same may be amended, restated or replaced from time to time and any successor legislation thereto, except where otherwise expressly provided;

(c)      "ADDITIONAL BONUS INTEREST PAYMENT" has the meaning given to it in
         Section 4.10;

(d)      "AFFILIATE" means an affiliate within the meaning of the Act;

(e)      "AFFECTED SECURITIES" has the meaning set forth in Section 4.7;

(f) "AGREEMENT" means this Agreement and all schedules, if any, attached to this Agreement, in each case as they may be supplemented or amended from time to time, and the expressions "HEREOF", "HEREIN", "HERETO", "HEREUNDER", "HEREBY" and similar expressions refer to this Agreement, and unless otherwise indicated, references to Articles and sections are to the specified Articles and sections in this Agreement;

(g)      "APPROVED BUSINESS PLAN" means the Business Plan approved pursuant to
         Section 2.4;

(h) "ARMS LENGTH" has the meaning attributed to such term in the Income Tax Act (Canada), as the same may be amended from time to time;

(i)      "AUDITORS" means the firm of chartered accountants referred to in
         Section 2.1.8;

(j) "BMOCC WARRANTS" means the five thousand five hundred (5,500) warrants to purchase Common Shares evidenced by Class A Warrant Certificate No. A-3 of the Corporation issued to BMOCC and dated as of December 14, 2001;

(k) "BMOCC DEBENTURE" means the debenture dated December 14, 2001 in the principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) issued by the Corporation to BMOCC;

(l) "BUSINESS DAY" means any day, other than Saturday, Sunday or any statutory holiday in the Province of Ontario or the State of Delaware;

(m) "BUSINESS PLAN" means a detailed financial and cash forecast of the projected business activities and operations of the Corporation, including estimates of proposed and committed expenditures (capital or otherwise) and the subject matter of each expenditure and all sources of revenue, cash and financing of the Corporation for the subject period and shall include a statement of objectives and detailed plans with respect to each of research and development, manufacturing, marketing, distribution and licensing and plans with respect to the formation of subsidiaries and the activities thereof and any proposed acquisitions or divestitures, and which shall include complete financial statement format information (including balance sheet and income statement by month) for the next fiscal year and financial statement format in summary form prepared on an annual basis for the next five (5) fiscal years;

(n) "BY-LAWS" means the by-laws of the Corporation from time to time in force and effect;

(o) "CLOSING DATE" means the date of closing of any transaction of purchase and sale set out herein;

(p) "COMMON SHARES" means the common shares of the Corporation as the same are constituted at the date hereof, together with any other class or classes of shares in the capital of the Corporation, whether now existing or hereafter created, entitling the holder to share in the final distribution of the property and assets of the Corporation upon liquidation, dissolution or winding-up after any fixed payments to the holders of any other class or classes of shares, and includes any shares or securities into which such shares may be converted or changed or which result from a consolidation, subdivision, reclassification or redesignation of Common Shares or other such shares or securities which are received as a stock dividend or distribution payable in Common Shares or other such shares or securities of the Corporation or Common Shares or other such shares or securities received on the exercise of any option, warrant or other similar right and any Common Shares or other such shares or securities which may be received by the parties hereto or bound hereby as a result of an amalgamation, merger, arrangement or other reorganization of or including the Corporation, and where the context permits, includes any Common Shares issuable pursuant to any instrument of the Corporation that is convertible or exchangeable into Common Shares or evidences the right to acquire Common Shares;

(q)      "CONDITIONS" has the meaning given to it in Section 4.1;

(r) "CONFIDENTIAL INFORMATION" means all confidential or proprietary information, intellectual property (including trade secrets) and confidential facts relating to the business and affairs of the Corporation;

(s) "CONTROL" means, when applied to the relationship between a Person and a corporation, the beneficial ownership by such Person at the relevant time of shares of such corporation carrying more than the greater of 50% of the voting rights ordinarily exercisable at meetings of shareholders of such corporation and the percentage of voting rights ordinarily exercisable at meeting of shareholders of such corporation that are sufficient to elect a majority of the directors of such corporation and "CONTROLLED" has a corresponding meaning;

(t) "CONVERTIBLE SECURITY" means any security which may be converted into or exchanged for an Equity Security or which carries a right to purchase an Equity Security;

(u) "CORPORATION" includes any successor to the Corporation resulting from any amalgamation, merger, arrangement or other reorganization of or including the Corporation or any continuance under the laws of another jurisdiction;

(v) "DIRECTORS", "BOARD OF DIRECTORS" and "BOARD" means the persons who are, from time to time, duly elected or appointed as directors of the Corporation;

(w) "DISABILITY" means the mental or physical state of an individual such that:

                  (i) such individual has been unable, in the opinion of a qualified medical practitioner (who shall be satisfactory to RoyNat Capital, BMOCC and to the directors of the Corporation, other than such individual) due to illness, disease, mental or physical disability or similar cause, to fulfil his or her obligations as an employee or officer or director of the Corporation either for any consecutive six (6) month period or for any period of six (6) months (whether or not consecutive) in any consecutive twelve (12) month period; or

                  (ii) a court of competent jurisdiction has declared such individual to be mentally incompetent or incapable of managing his or her affairs;

         and "DISABLED" has a corresponding meaning;

(x)      "DREAMLIFE" has the meaning given to it in Section 4.6;

(y)      "DREAMLIFE RELATED ENTITY" has the meaning given to it in Section 4.6;

(z)      "DREAMLIFE TRANSACTION" has the meaning given to it in Section 4.6;

(aa)     "DREAMLIFE TRANSACTION EFFECTIVE DATE" has the meaning given to it in
         Section 4.6;

(bb) "EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION" or "EBITDA" of the Corporation for a particular period of the Corporation means the consolidated income (or loss) of the Corporation and its Subsidiaries before deductions of interest, taxes, depreciation and amortization and before any payments on account of capital or financial leasing (and before deducting any research and development expenditures that were capitalized during the period) for such period as determined by the Auditors from the audited financial statements of the Corporation and its Subsidiaries for such period prepared in accordance with generally accepted accounting principles which have been reported on without material qualification by the Auditors, after provision for matters and adjustments not otherwise contemplated herein as the Auditors consider advisable to arrive at a fair determination for the purposes hereof, but without taking into account:

                  (i)      extraordinary items of income or expense;

                  (ii)     prior period adjustments;

                  (iii) any refinancing charge or any transaction or financing costs related to the acquisition of the Regal Greetings and Gifts division of MDC (including the shares of Primes de Luxe and MDC Regal Inc.) or any refinancing thereof or any management or other fees paid or payable to any direct or indirect Shareholder or Affiliate of the Corporation; or

                  (iv) any proceeds of insurance on the life of Janice Wadge or Kevin Watkinson which has been assigned to RoyNat Capital or BMOCC as security for the performance of the obligations of the Corporation hereunder or under the RoyNat Capital Debenture or BMOCC Debenture, as the case may be;

(cc) "EQUITY SECURITY" means any security of any class of shares of the Corporation and any rights, warrants, options or other instruments entitling the holder, whether or not on a contingency, to acquire from the Corporation Shares, and any instruments convertible or exchangeable, whether or not on a contingency, into any of the foregoing;

(dd) "ESOP" means a stock option or purchase plan of the Corporation approved by the Board of Directors of the Corporation and RoyNat Capital and BMOCC, which shall be limited to the issuance of not more than twenty percent (20%) of the issued and outstanding Common Shares (not determined on a Fully Diluted basis):

(ee) "FAIR MARKET VALUE" means, for the purpose of valuation hereof of the Shares, as determined by the Auditors or the Valuator, the highest cash price in terms of money which would be obtained as of the date specified in the applicable section hereof, if all the Shareholders of the Corporation sold all of their respective Shares in an open and unrestricted market (recognizing that the Shares are securities of a corporation which cannot offer securities to the public) without compulsion to act to a Willing and knowledgeable purchaser acting at Arm's Length and where, in determining such Fair Market Value;

                  (i)      the value of each Common share is based on the value
                              of all Common Shares;

                  (ii) no diminution or no accretion in value is attributable to any majority or minority interest;

                  (iii) the value of any insurance on the life of Janice Wadge or Kevin Watkinson and the proceeds of such insurance shall be excluded; and

                  (iv) the value of all intangible and unrecorded assets is included.

         In determining the Fair Market Value of the Shares, such Auditors or Valuator shall be considered as an expert and shall not be construed as acting as an arbitrator within the meaning of the ARBITRATION ACT,
         (1991) (Ontario);

(ff)     "FIRST REFUSAL NOTICE" has the meaning attributed to such term in
         Section 4.1.2;

(gg)     "FORMULA PRICE" has the meaning given to it in Section 4.5;

(hh) "FULLY DILUTED" means the number of Common Shares outstanding at any time including any stock dividends which have been declared but not issued and assuming all securities which are convertible or exchangeable directly or indirectly into such Common Shares are converted or exchanged into Common Shares and all options, warrants or rights to acquire directly or indirectly such Common Shares shall be treated as if exercised;

(ii) "GOVERNMENTAL APPROVAL" means the consent of any Governmental Authority which may be required at any time and from time to time to ensure that the purchase by a Shareholder of all or any part of the Shares of another Shareholder is not in contravention of any law, regulation or published policy of, or administered by, a Governmental Authority or which may be required in order to ensure that, notwithstanding the purchase by a Shareholder of all or any part of the Shares of another Shareholder, the holding or continued holding by the Corporation of any franchise, license, permit or other permission or authority required to carry on its business is unaffected;

(jj) "GOVERNMENTAL AUTHORITY" means Investment Canada, the Director under the COMPETITION ACT (Canada) and the Competition Tribunal established thereunder and any other Person exercising regulatory jurisdiction over the Corporation or its Shareholders;

(kk) "INVESTING SHAREHOLDER DEBENTURES" means collectively, the RoyNat Capital Debenture and the BMOCC Debenture and "INVESTING SHAREHOLDER DEBENTURE" means the RoyNat Capital Debenture or the BMOCC Debenture, as the context requires;

(ll) "INVESTING SHAREHOLDERS" means collectively, RoyNat Capital and BMOCC and "INVESTING SHAREHOLDER" means any RoyNat Capital or BMOCC;

(mm)     "OFFEREES" has the meaning given to it in Section 4.1.2;

(nn)     "OFFERED SHARES" has the meaning given to it in Section 4.1.2;

(oo) "PERSON" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

(pp)     "PIGGY-BACK OFFER" has the meaning attributed to such term in Section
         4.2;

(qq)     "PROPOSED PURCHASER" has the meaning given to it in Section 4.1.2;

(rr) "PROSPECTIVE CUSTOMERS" shall mean Persons actively and directly solicited by the Corporation at any time during the last twelve (12) months up to the date upon which a Person ceases to be a Shareholder, officer, director or an employee of the Corporation or a Subsidiary;

(ss) "QUALIFYING PUBLIC OFFERING" means the completion of a public offering of Common Shares by the Corporation pursuant to:

                  (i) a final prospectus for which a receipt is issued by the Ontario Securities Commission, or

                  (ii) a registration statement which has been filed with the United States Securities and Exchange Commission and is declared effective to enable the sale of Common Shares by the Corporation to members of the public, which results in the Common Shares being listed and posted for trading on the Canadian Venture Exchange, The Toronto Stock Exchange or the New York Stock Exchange or quoted on the NASDAQ National Market;

(tt) "ROYNAT CAPITAL DEBENTURE" means the debenture dated December 14, 2001 in the principal amount of Seven Million Dollars ($7,000,000) issued by the Corporation to RoyNat Capital, of which, one-half has been assigned to BMOCC;

(uu) "ROYNAT CAPITAL WARRANTS" means the five thousand five hundred (5,500) warrants to purchase Common Shares evidenced by Class A Warrant Certificate No. A-2 of the Corporation issued to RoyNat Capital and dated as of December 14, 2001.

(vv) "SECURITIES LAWS" means the securities laws of the provinces of Canada and the SECURITIES ACT of 1933 of the United States of America, as any of them may be amended or replaced by similar legislation from time to time, and includes the regulations and rules under any such laws and all policy statements, blanket orders and interpretation notes adopted or applied by the Securities Commission of each such province and the Securities and Exchange Commission of the United States of America;

(ww)     "SELLING PRICE" has the meaning given to it in Section 4.1;

(xx)     "SELLING SHAREHOLDER" has the meaning attributed to such term in
         Section 4.1.2;

(yy) "SHAREHOLDERS" means the shareholders of the Corporation from time to time who are parties to this Agreement and "SHAREHOLDER" means any one of them;

(zz) "SHAREHOLDER DEBT" means indebtedness which is owed by the Corporation to a Shareholder for advances or loans made by such Shareholder to the Corporation at the request of the Corporation and with the consent of all the other Shareholders, but does not include the RoyNat Capital Debenture or BMOCC Debenture;

(aaa) "SHARES" means the shares of the Corporation at the date hereof and includes any shares or securities into which such shares may be converted or changed or which result from a consolidation, subdivision, reclassification or redesignation of share, any shares or securities which are received as a stock dividend or distribution payable in shares or securities of the Corporation, any shares of the Corporation received on the exercise of any option, warrant or other similar right and any shares or securities which may be received by the parties hereto or bound hereby as a result of an amalgamation, merger, arrangement or other reorganization of or including the Corporation, and where the context permits, including without limitation in Articles 2,3 and 4, includes any instrument of the Corporation that is convertible or exchangeable into shares of the Corporation or evidences the right to acquire shares of the Corporation including, the Warrants;

(bbb) "SUBSCRIPTION AGREEMENT" means the agreement dated December 14, 2001 between the Corporation and RoyNat Capital;

(ccc)    "SUBSIDIARY" means a subsidiary within the meaning of the Act;

(ddd) "THIRD PARTY OFFER" has the meaning attributed to such term in Section 4.1.2;

(eee) "TRANSFER" includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of security interest or other arrangement by which possession, legal title or beneficial ownership passes, directly or indirectly, from one Person to another, or to the same Person in a different capacity, whether or not voluntary and whether or not for value, and any agreement to effect any of the foregoing; and the words "TRANSFERRED", "TRANSFERRING" and similar words have corresponding meanings;

(fff) "VALUATOR" has the meaning ascribed thereto in Schedule "C" annexed hereto;

(ggg) "WARRANTS" means collectively, the RoyNat Capital Warrants and the BMOCC Warrants and "INVESTING SHAREHOLDER WARRANTS" means any of the RoyNat Warrants or the BMOCC Warrants, as the context requires;

1.2      SCHEDULES

         The following are the schedules attached to this Agreement:

Schedule A            -      Arbitration Procedures

Schedule B            -      Certificates and Articles of Incorporation
                             and Amendment.

Schedule C            -      Fair Market Value

Schedule D            -      Agreement to be Bound

Schedule 2.4          -      Initial Approved Business Plan

Schedule 3.1.2        -      Beneficial Ownership

1.3      HEADINGS AND TABLE OF CONTENTS

         The inclusion of headings and a table of contents in this Agreement are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4      GENDER AND NUMBER

         In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.5      CURRENCY

         Except as expressly provided in this Agreement, all payments contemplated pursuant to this Agreement are stated and shall be paid in Canadian currency, in cash, by bank draft or by certified cheque or any other method that provides immediately available funds.

1.6      INVALIDITY PROVISIONS

         Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

1.7      ENTIRE AGREEMENT

         This Agreement, and any agreements an documents to be delivered pursuant to the terms of this Agreement, constitutes the entire agreement among the Parties pertaining to dealings with investments in the Corporation and management of the affairs of the Corporation and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, representations, warranties or other agreements in connection with dealings with investments in the Corporation and management of the affairs of the Corporation, whether oral or written, express or implied, statutory or otherwise, except as specifically set out in this Agreement and any agreements and documents to be delivered pursuant to the terms of this Agreement.

1.8      WAIVER

         A waiver of any default, breach or non-compliance under this Agreement is not effective unless it is in writing and signed by the Party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a Party in respect of any default breach or non-compliance or by anything done or omitted to be done by that Party. The waiver by a Party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that Party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-compliance, whether of the same or any other nature.

1.9      SEVERABILITY

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

1.10     GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario and the laws of Canada applicable therein, without regard to any conflict of law principles. Each Party irrevocably submits to the exclusive jurisdiction of the courts of the Province of Ontario and all courts competent to hear appeals from those courts with respect to any matter related to this Agreement.

1.11     ACCOUNTING PRINCIPLES

         References in this Agreement to generally accepted accounting principles ("GAAP") shall be to the generally accepted accounting principles from time to time established by the Canadian Institute of Chartered Accountants, or any successor institute, in the "CICA HANDBOOK" applicable as of the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles consistently applied.

1.12     TIME OF ESSENCE

         Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

1.13     CALCULATION OF TIME

         Whenever any payment to be made hereunder shall be stated to be due, any period of time hereunder shall be stated to end, any calculation shall be stated to be made hereunder or any other action to be taken hereunder shall be stated to be required to be taken on or as of a day other than a Business Day, such payment shall be due, such period of time shall end, such calculation shall be made or such action shall be required to be taken on or as of the next succeeding Business Day, unless the next succeeding Business Day shall fall in the next calendar month, in which case such payment shall be due, such period of time shall end, such calculation shall be made or such action shall be required to be taken on or as of the next preceding Business Day and, in the case of any payment of interest pursuant to the terms of this Agreement any such adjustment shall be taken into account in determining the amount of such interest payment.

1.14     FURTHER ASSURANCES

         The Parties hereto and their respective directors, officers and employees, to the extent applicable, agree to execute and deliver such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their votes and influence, and perform and cause to be performed such further and other acts and things, including authorizing any transfer of Shares, as may be necessary or desirable in order to give full effect to this Agreement and every part hereof. Each of the parties to this Agreement agrees that violation on its part of this covenant in respect of the voting of Shares of the Corporation would result in irreparable harm remediable only by an injunction for specific performance and the parties hereby agree that in the event of such a violation, the Shareholders not in violation shall be entitled to the remedy of specific performance to cause such voting to take place in conformity with this Agreement and to an injunction out of any court of competent jurisdiction to prevent any breach of this covenant or any other covenant contained in this Agreement and to restrain any further violation of such covenant.

1.15     UNANIMOUS SHAREHOLDERS AGREEMENT

         This Agreement constitutes a unanimous shareholders agreement within the meaning of the Act, and is not intended to, and shall not be construed so as to create or give rise to a general partnership, limited partnership or joint venture.

1.16     POWERS OF THE DIRECTORS AND SHAREHOLDERS

         The directors of the Corporation shall have all the rights, powers, duties and liabilities arising under the Act or otherwise except to the extent that the provisions of this Agreement restrict the discretion and powers of the board of directors to manage or to supervise the management of the business and affairs of the Corporation. The Shareholders shall have all the rights, powers, duties and liabilities of the directors of the Corporation, whether arising under the Act or otherwise, with respect to all matters governed by this Agreement to the extent that this Agreement restricts the discretion or powers of the directors to arrange or supervise the management of the business and affairs of the Corporation. Any matter requiring the approval of directors or holders of a class of shares shall be evidenced by an instrument or instruments in writing signed by all the directors or all the required Shareholders, as the case may be, or by a resolution duly passed by such directors or Shareholders at a meeting called and held in accordance with the provisions of the by-laws of the Corporation and the provisions of this Agreement.

1.17     CONFLICT

         Subject to the provisions of the Act, in the event of any conflict between the provisions of this Agreement and the articles and by-laws, the provisions of this Agreement shall govern. The parties hereto acknowledge and agree that as of the date hereof, conflicts may exist between this Agreement and the articles and the by-laws. Each of the Shareholders agrees to vote or cause to be voted the Shares owned by it so as to cause the articles or the by-laws to be amended to resolve each such conflict and any other conflicts in favour of the provisions of this Agreement.

1.18     STATUTE REFERENCES

         Unless otherwise expressly stated, any reference in this Agreement to any statute or any section of the statute shall be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time.

1.19     CALCULATION OF OUTSTANDING SHARES

         For all purposes of this Agreement, including determining the number of Shares outstanding from time to time and the pro rata holdings of Shares of parties hereunder pursuant to this Agreement, (a) the RoyNat Capital Warrants shall be deemed to have been exercised and the Shares issuable on exercise thereof shall be deemed to be outstanding as of the date hereof and RoyNat Capital shall be deemed to be the holder thereof and RoyNat Capital shall have all the rights and obligations of a Shareholder, with respect to the RoyNat Capital Warrants, as it would have if the RoyNat Capital Warrants had been issued and exercised on the date hereof and (b) the BMOCC Warrants shall be deemed to have been exercised and the Shares issuable on exercise thereof shall be deemed to be outstanding as of the date hereof and BMOCC shall be deemed to be the holder thereof and BMOCC shall have all the rights and obligations of a Shareholder, with respect to the BMOCC Warrants, as it would have if the BMOCC Warrants had been issued and exercised on the date hereof; provided that nothing in this Section 1.19 shall be construed to give RoyNat Capital or BMOCC a right to vote as a Shareholder at a meeting of Shareholders or to receive any dividends or other distribution prior to exercise of the Investing Shareholder Warrants of which it is a holder.

1.20     AMENDMENTS

         This Agreement may be amended by the consent in writing of the holders of ninety per cent (90%) of the outstanding Shares held by the Shareholders and of RoyNat Capital and BMOCC provided, however, that no amendment may be made which:

         (a) adversely affects the holders of any class of Shares differently from the holders of the remaining classes of Shares; or

         (b) changes any of the percentage thresholds contained in this Agreement,

without the consent in writing of the holders of ninety per cent (90%) of each of class of the outstanding Shares held by the Shareholders and of RoyNat Capital and BMOCC.

1.21     RECITALS

         The parties hereto do hereby mutually covenant and agree that the statements set forth in the foregoing recitals of this Agreement with respect to their share ownership are true in substance and are correct in all respects.

                                    ARTICLE 2
                     BUSINESS AND AFFAIRS OF THE CORPORATION

2.1      BUSINESS AND AFFAIRS OF THE CORPORATION

         The Shareholder shall cause such meetings to be held, votes to be cast, resolutions to be passed, By-Laws to be made and confirmed, documents to be executed and all other things and acts to be done to ensure that, at all times, the following provisions are in effect or are complied with:

         2.1.1 BOARD OF DIRECTORS. There shall be seven (7) directors of the Corporation, who shall be nominated by RGGA and RoyNat Capital and BMOCC.

                           For so long as RGGA holds Shares, it shall be
                  entitled to nominate five (5) persons as directors of the Corporation.

                           For so long as RoyNat Capital holds Shares it shall
                  be entitled to nominate one (1) person as director of the Corporation and, at its option, to have one (1) representative attend meetings of the board of directors as an observer. For so long as BMOCC holds Shares it shall be entitled to nominate one (1) person as director of the Corporation and, at its option, to have one (1) representative attend meetings of the board of directors as an observer. For so long as MDC holds Shares, MDC shall be entitled to have one(1) representative attend meetings of the board of directors as an observer. If RoyNat Capital, BMOCC or MDC chooses to have representatives attend meetings of the board of directors, it shall notify the Corporation of the identity of its representatives, and such Persons shall thereafter be entitled to attend meetings of the board of directors as observes and to participate in discussions at such meetings, but shall not be entitled to vote on any resolution of the board of directors. Such Persons shall be sent notices of meetings of the board of directors and copies of all other material provided to the directors, including material relating to financial performance review, business proposals and budgets of the Corporation, at the same time as such documents are sent to the directors. Such Persons shall also receive copies of minutes of all meetings of the board of directors and of all resolutions passed by the board of directors within five (5) Business Days of such meeting being held or resolution being passed, as the case may be.

                           All directors and any RoyNat Capital, BMOCC or MDC
                  representative attending a meeting of the board of directors shall be entitled to be reimbursed for all reasonable out or pocket travel, accommodation and subsistence expenses properly incurred in connection with such meeting.

                           If a director ceases to be a director for any reason
                  (a "retiring director"), the Shareholders shall fill the vacancy thereby created by appointing as soon as reasonably possible that individual who is nominated by the Shareholder or Shareholders who nominated the retiring director. Until the vacancy is filled, the directors shall not transact any business or exercise any of their powers or duties. If the Shareholder entitled to do so fails for any reason to nominate an individual to fill the vacancy within thirty (30) days after the vacancy arises, the remaining directors or the other Shareholders shall appoint an individual to fill the vacancy. In the event of the proposed removal of any director, each Shareholder agrees to vote for such removal if, and against such removal unless, it has been proposed or approved by the Shareholder of Shareholders who nominated such director.

                           For so long as RoyNat or BMOCC holds Shares, RGGA
                  shall include William Walsh and Anthony Calandra among its nominees to the board of directors of the Corporation. The board of directors of the Subsidiaries of the Corporation shall be composed of the same individuals as are directors of the Corporation unless the Shareholders agree otherwise.

         2.1.2 MEETINGS OF DIRECTORS. The board of directors of the Corporation shall meet at least once monthly for the first six
                  (6) months from the date hereof and quarterly thereafter, in such place as the directors may agree from time to time and otherwise at the registered office of the Corporation. Meetings of the directors may be called by any director or the President of the Corporation upon not less than five (5)

                  Business Day's notice, which notice shall contain a statement as to the business proposed to be transacted at such meeting. A director may waive his right to receive notice of any meeting of the directors, both prospectively and retrospectively, but such waiver must be in writing, or by participation in the meeting, unless that director's participation is for the express purpose of objecting to the transacting of any business without proper notice. Any or all directors may participate in a meeting of the board by means of such telephone, electronic or other communication facilities enabling all persons participation in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such meeting by such means is deemed to be present at that meeting.

         2.1.3 QUORUM. Unless otherwise agreed to in writing by all the directors, but subject to the Act, a quorum for a meeting of directors shall be four (4) directors and if RoyNat Capital or BMOCC has nominated a Person as a director of the Corporation, such quorum shall be four (4) directors and shall include the person(s) so nominated. except as hereinafter provided. If at any meeting of directors (the "FIRST MEETING"), a quorum shall not be present, then, notwithstanding anything herein contained, the director or directors present at such meeting may call a supplementary meeting of the board of directors on not less than five (5) Business Days' notice to each director, which notice shall describe with particularity the business proposed to be transacted at such meeting. If the directors who did not attend the First Meeting do not attend the supplementary meeting, the directors present at the supplementary meeting in person or by teleconference shall constitute a quorum for the transaction of the business referred to in the notice of meeting and any business relating thereto which may come before the meeting. If RoyNat Capital or BMOCC has not nominated a Person as a director of the Corporation but has chosen to have a representative attend meetings of the board of directors, the board of directors shall not transact any business unless such Person(s) is present in person or by teleconference or has waived in writing his right to attend the meeting prior to the meeting; provided that RoyNat Capital or BMOCC, as the case may be, representative is not present in person or by teleconference and has not waived his right to attend a particular meeting, the directors of such meeting may call a supplementary meeting of the board of directors on not less that five(5) Business Day's notice to each director and to such person, and the directors present in person or by teleconference at the supplementary meeting, providing they constitute a quorum, may transact the business referred to in the notice of meeting, regardless of whether RoyNat Capital or BMOCC, as the case may be, representative is present in person or by telephone, electronic or other communication facilities or has waived his right to attend.

         2.1.4 MEETINGS OF SHAREHOLDER. Meetings of Shareholders shall be held at least once in each calendar year at the registered office of the Corporation, or at such other place within or outside Ontario as the directors determine and may be called by any director or Shareholder of the Corporation upon not less than ten (10) days, nor more than fifty (50) days, notice. A Shareholder may waive his right to receive notice of any meeting of the shareholders, both prospectively and retrospectively.

                  A quorum for a meeting of Shareholders shall be at least one individual present in person and holding or representing by valid proxy at least not less than fifty percent (50%) of the outstanding Shares entitled to vote at such meeting and if any particular Investing Shareholder is a holder of Shares, one individual present in person representing the particular Investing Shareholder or representing by valid proxy the particular Investing Shareholder's Shares. If at any meeting of Shareholders (the "FIRST SHAREHOLDER MEETING"), a quorum shall not be present, then, notwithstanding anything herein contained, the Shareholders present at such meeting may call a supplementary meeting of the Shareholders on not less than five (5) Business Days' notice to each Shareholder, which notice shall describe with particularity the business proposed to be transacted at such meeting. If the Shareholders who did not attend the First Shareholder Meeting do not attend the supplementary meeting, the Shareholders present at the supplementary meeting in person or by teleconference shall constitute a quorum for the transaction of the business referred to in the notice of meeting and any business relating thereto which may come before the meeting. Meetings may validly be held by teleconference provided all Shareholders can hear each other and Shareholders participating by teleconference shall have the right to vote at such meeting.

2.1.5 DECISIONS OF DIRECTORS. In order to be effective, a decision of the board of directors must be approved either by a resolution passed by the affirmative vote of a simple majority of the directors present at a meeting of directors duly called and at which a quorum is present or by an instrument signed by all the directors.

2.1.6 CASTING VOTE. The Chairman of any meeting of the directors or shareholders shall not have a second or casting vote.

2.1.7 OFFICERS. Unless otherwise determined by the board of directors and approved in writing by RoyNat Capital and BMOCC, and subject to Section
         2.8 hereof, Janice Wadge ("WADGE") shall be the President and Chief Executive Officer of the Corporation and Kevin Watkinson ("WATKINSON") shall be the Vice-President and Chief Financial Officer of the Corporation. The board of directors may appoint other officers of the Corporation from time to time.

2.1.8 AUDITORS. Subject to Section 2.1.10.7, BDO Dunwoody, Chartered Accountants, shall be the auditors of the Corporation.

2.1.9 FISCAL YEAR. Subject to Section 2.1.10.7, the fiscal year of the Corporation shall end on June 30 in each year.

2.1.10 CERTAIN MATTERS REQUIRING SPECIAL APPROVAL OF INVESTING SHAREHOLDERS. Unless approved by the directors of the Corporation in accordance with
         Section 2.1.5 and approved in writing by RoyNat Capital and BMOCC, the Corporation shall not:

      2.1.10.1 make any payments or distributions to or confer any benefits upon any of Wadge or Watkinson, MDC or RGGA or to their respective spouse, parents or children or upon any parties with whom any of them does not deal at Arm's Length in any manner or form whatsoever (including any payments by way of salary, bonus, management fees, interest or dividends) which would exceed an amount equal to the aggregate compensation provided for in the employment agreements between the Corporation and each of Wadge and Watkinson in the aggregate for all such Persons; except pursuant to the Management Agreement between the Corporation and McGuggan LLC dated as of December 14, 2001 and except pursuant to an ESOP.

      2.1.10.2 make or incur any capital expenditures, determined in accordance with GAAP, except as contemplated by the Approved Business Plan then in effect, in any fiscal year of the Corporation, which individually exceeds $50,000, and in any fiscal year of the Corporation, which in the aggregate, exceeds $250,000;

      2.1.10.3 invest in, make loans to, give any financial assistance (by way of guarantee or otherwise) to or become liable, directly or indirectly, in respect of any security, indebtedness or obligation of any Person;

      2.1.10.4 except as currently exists, create any Subsidiary, Affiliate or Person with whom the Corporation would not have an Arm's Length relationship or permit to exist any Subsidiary;

      2.1.10.5      enter into any business acquisitions or divestitures;

      2.1.10.6      make a Qualifying Public Offering;

      2.1.10.7 change its bankers, fiscal year end, its Auditors or any change of a material nature in its accounting principles it applies in preparing its financial statements other than as required by any change in GAAP or required by the Auditors to issue the audited financial statements without adverse note or comment;

      2.1.10.8 amend its articles or other constating documents or make, amend or repeal any By-Law in such a manner as to adversely affect the rights and privileges of the Shareholders including any change in the number of members of the Board of Directors from that provided for herein and any action which would derogate from the right of Shareholders to nominate directors;

      2.1.10.9 issue, or enter into any agreement to issue, any shares of any class or any securities convertible into or exchangeable for shares of any class or grant any option or other right to purchase any such shares or securities convertible into or exchangeable for any such shares, except for the issuance of Common Shares pursuant to the exercise of the Warrant and except of the issuance of common Shares pursuant to an ESOP;

      2.1.10.10 redeem, purchase for cancellation or otherwise retire or pay off any of its outstanding shares of any class except for the purchase of Common Shares pursuant to Sections 4.5, 4.6,
                    4.9 or 4.10;

      2.1.10.11 declare or pay any dividends or make any distribution, whether in cash, in stock or in specie, on any of its outstanding Shares of any class;

      2.1.10.12 enter into any contract, agreement or commitment out of the ordinary course of business or acquire or establish any additional business or make any material change in, or terminate or suspend any material part of, its existing business or sell or dispose of fixed assets in excess of amounts contemplated by the Approved Business Plan then in effect;

      2.1.10.13 enter into any contract, agreement or commitment with Wadge or Watkinson or RGGA or MDC or any of their respective Affiliates or with any Person who does not deal at Arm's Length with the Corporation except for: an employment contract with Wadge or Watkinson which provides for remuneration or compensation within the limit established in
                    Section 2.1.10.1; the Management Agreement between the Corporation and Dreamlife, Inc. dated as of December 14, 2001 which provides for compensation not to exceed $500,000 annually for a period of ten (10) years; any such contract, agreement or commitment the terms of which are no less favourable to the Corporation than those which could be obtained from a Person who deals at Arm's Length with Corporation; and an ESOP;

      2.1.10.14 repay any principal outstanding on any loan made to the Corporation by Wadge or Watkinson or RGGA or MDC or any of their respective Affiliates or by any Person who does not deal at Arm's Length with Wadge or Watkinson or RGGA or MDC, or pay interest on any such loans, except for payments permitted pursuant to the Amended and Restated Subordination and Postponement from MDC in favour of RoyNat Capital, BMOCC and the Bank of Nova Scotia dated as of February 19, 2002;

      2.1.10.15 create or suffer to exist any validly perfected mortgage, hypothec, charge, security interest or other encumbrance, created, assumed or arising by operation of law after the date hereof, other than validly perfected security given by the Corporation (i) to its bankers on its general security agreement or (ii) permitted encumbrances pursuant to the RoyNat Capital Debenture and the BMOCC Debenture.

      2.10.16 sell or otherwise dispose of, by conveyance, transfer, lease or otherwise, assets (other than inventory) with a fair market value in the aggregate in excess of Twenty-Five Thousand Dollars ($25,000) in any fiscal year, except in the ordinary course or as permitted by the Approved Business Plan then in effect;

      2.1.10.17 amalgamate or merge with or into any other corporation or carry out any reorganization or arrangement or apply to be continued as a corporation under the laws of any jurisdiction;

      2.1.10.18     institute proceedings for a statutory arrangement;

      2.1.10.19 take or institute any proceedings for the winding-up, reorganization or dissolution of the Corporation;

      2.1.10.20 appoint a managing director or create any committees of the board of directors of the Corporation;

      2.1.10.21 adopt or amend, alter, vary or rescind, any employee stock option, stock purchase or performance based employee/shareholder/directors compensation plans for the Corporation;

      2.1.10.22 issue any stock options or shares under an employee stock option and/or stock purchase plan or other employee equity incentive or compensation arrangement;

      2.1.10.23 approve the operating and capital expenditure budgets submitted to the board of directors pursuant to Section 2.4;

      2.1.10.24 incur any funded debt beyond the amounts advanced or lines of credit made available by its lenders as of the date hereof;

             2.1.10.25 terminate the employment with the Corporation of Wadge or Watkinson;

             2.1.10.26 take any action to become a "reporting issuer" within the meaning of the SECURITIES ACT (Ontario) or other similar legislation in any other jurisdiction;

             2.1.10.27     depart from any of the provisions of Sections
                            2.1.10.1 to 2.1.10.26; or

             2.1.10.28 permit or suffer any Subsidiary of the Corporation to do any of the matters contemplated by Sections
                           2.1.10.1 to 2.1.10.27.

2.2      CERTAIN MATTERS REQUIRING SPECIAL APPROVAL OF MDC

         Unless approved by the directors of the Corporation in accordance with
Section 2.1.5 and approved in writing by MDC, the Corporation shall not permit any of the events, transmissions or matter described in Sections 2.1.10.1,
2.1.10.8 and 2.1.10.13 to occur.

2.3      FINANCIAL STATEMENTS

         2.3.1 The Corporation shall cause to be prepared and delivered to the board of directors and to RoyNat Capital and BMOCC as soon as reasonably practicable and in no event later than ninety
                  (90) days after the end of each fiscal year of the Corporation audited financial statements (prepared in accordance with GAAP) for such fiscal year consisting of at least a balance sheet, income statement, statement of changes in financial position and statements of cash flow, together with all supporting schedules and notes, prepared in accordance with GAAP on a consistent basis and accompanied by a report of the Auditors and a management report, and such other information as may be requested by RoyNat Capital or BMOCC, acting reasonably.

         2.3.2 The Corporation shall cause to be prepared and delivered to the board of directors and all parties hereto as soon as reasonably practicable and in no event later than thirty (30) days after the end of each calendar month a financial statement (prepared in accordance with GAAP) for such month consisting of at least a balance sheet, income statement, statement of changes in financial position and statements of cash flow, together with all supporting schedules and notes, prepared in accordance with generally accepted accounting principles consistent with prior years without adjusting entries or review by accountants and signed by an authorized officer of the Corporation, together with such other information as may be reasonably requested by RoyNat Capital.

         2.3.3 The financial statements referred to herein shall be prepared in accordance with GAAP (except in the case of monthly financial statements, which are not required to be adjusted for year-end adjustments, accruals and other matters as would normally be included as part of a year-end audit) and certified to be so by the Chief Financial Officer of the Corporation.

         2.3.4 Within thirty (30) days of the end of each month, evidence satisfactory to RoyNat Capital and BMOCC, that (unless otherwise agreed to in the sole discretion of RoyNat Capital and BMOCC, acting reasonably) the Corporation shall have complied with and fulfilled all requirements under the INCOME TAX ACT (Canada) and the regulations thereto, the Canada Pension Plan and the EMPLOYMENT INSURANCE ACT, and equivalent legislation in other jurisdictions for withholding of amounts for employees and has remitted all amounts withheld to the appropriate authorities within the prescribed time, has complied with and fulfilled all requirements under the WORKPLACE SAFETY AND INSURANCE ACT (Ontario) and paid all amounts due thereunder and all assessments thereunder and under any equivalent applicable legislation in other jurisdictions and paid all amounts to the appropriate authorities within the prescribed time with respect to income, capital, sales, excise, business and property taxes and all of the tax and duties which are required to be filed by the Corporation and paid all taxes and duties as shown on such reports or returns to the extent that such taxes and duties become due and payable and paid all assessments received by the Corporation in respect thereof.

         2.3.5 The Corporation shall provide to the board of directors and RoyNat Capital and BMOCC annually a compliance report of the Chief Financial Officer of the Corporation confirming the amount of remuneration paid by the Corporation to those Persons referred to in Section 2.1.10.1 during the Corporation's immediate prior fiscal year.

         2.3.6 The Chief Financial Officer of the Corporation shall deliver to each of the Shareholders:

              2.3.6.1 upon becoming aware of any legislation, regulation, policy or act that is introduced or applied by any Governmental Authority or of any other information which in the view of the Corporation will or could have a material adverse effect on the business, assets, liabilities, financial condition, results or operations or business prospects of the Corporation;

              2.3.6.2 a copy of any notice or statement given by the Corporation to its lenders, or received by the Corporation from its lenders, in connection with a breach of, or failure to perform, any covenant in relation to indebtedness of the Corporation for borrowed money, which copy shall be given contemporaneously with the giving of such notice or statement to the lenders; and

              2.3.6.3 upon becoming aware that the same may be threatened or pending, and in any case immediately after the commencement thereof, a notice of any dispute, litigation or arbitration or other proceedings before or of any Governmental Authority which might have a material adverse effect on the business, assets, liabilities, financial condition, results of operations or business prospects of the Corporation; and such other information, accounts, data and projections as any Shareholder may reasonably request from time to time.

         2.3.7 The Corporation shall provide to the board of directors and RoyNat Capital and BMOCC a copy of such policies and procedures to be adhered to, and as may be necessary for compliance by the Corporation and its Subsidiaries with applicable environmental laws.

2.4      BUDGETS AND BUSINESS PLAN

         The Corporation shall prepare and submit to the board of directors for approval in accordance with Section 2.1.10.23 not later than thirty (30) days prior to the commencement of each fiscal year of the Corporation commencing with the calendar year beginning January 1, 2003, in reasonable detail, the annual Business Plan, which shall include details of all management salaries and bonuses, together with such other information as may be requested by any director, RoyNat Capital or BMOCC, in each case, acting reasonably. Operating and capital expenditure budgets with the information described above for the 2003 calendar year shall be prepared and submitted to the board of directors for approval on or not less than thirty (30) days prior to the first day of each fiscal year. The annual Business Plan approved in writing by the Corporation's board of directors is herein called the "Approved Business Plan". The initial Approved Business Plan is attached as Schedule 2.4.

2.5      LIFE INSURANCE

         2.5.1 The Corporation shall obtain and maintain in force insurance on the life of each of Wadge and Watkinson in the amount of $1,000,000. The Corporation shall assign such insurance to RoyNat Capital and BMOCC as security for the obligations of the Corporation to each of RoyNat Capital and BMOCC under this Agreement and under their respective debentures. The Corporation acknowledges that it has obtained insurance on the life of each of Wadge and Watkinson as contemplated by this section.

         2.5.2 If at any time the Corporation has failed to maintain in full force the policy or policies of insurance which it has agreed to maintain pursuant to Section 2.5.1, any Shareholder shall have the right to make the payments that are necessary to put such policies in good standing if the Corporation has not corrected such default within ten (10) days after notice thereof by such Shareholder. All payments so made shall be deemed to have been made for the account of the Corporation and the Corporation shall forthwith reimburse the Shareholder therefor. If the Corporation becomes obligated to purchase the Shares of the Shareholder who made any such payment and notwithstanding any other provision of this Agreement, the aggregate amount of such payments, together with interest thereon from the respective dates of payment to the date of completion of the transaction of purchase and sale at a rate per annum equal to the prime rate charged from time to time during such period by the Corporation's bankers, shall be added to the purchase price which the Corporation is required to pay for the Shares.

2.6      SHAREHOLDER MEETINGS

         RoyNat Capital and BMOCC shall be sent copies of minutes of all meetings of Shareholders and of all resolutions passed by Shareholders with fifteen (15) Business Days of such meeting being held or resolution being passed, as the case may be.

2.7      BOOKS AND RECORDS

         The Corporation shall maintain books and records which shall disclose all financial transactions of the Corporation in accordance with generally accepted accounting principles, consistently applied. Employees or authorized agents of any particular Investing Shareholder will be permitted at any reasonable time to enter the premises of the Corporation to inspect the books and records of the Corporation and to make extracts therefrom and to have access to such persons as the particular Investing Shareholder deems necessary or desirable for the purpose of inspecting or verifying such books and records.

2.8      EMPLOYMENT OF WADGE AND WATKINSON

         The Corporation shall continue to employ Wadge as President and Chief Executive Officer and Watkinson as Vice-President and Chief Financial Officer, subject to the provisions of Sections 2.1.7 and 2.8 hereof, with remuneration payable to him within the limit established by Section 2.1.10.1.

2.9      CHANGE IN MANAGEMENT OF CORPORATION

         In the event that the Corporation defaults in (i) payment of the principal of or interest on any secured financing, or (ii) performance or observance of any material covenant or condition or any secured financing, or
(iii) the performance or observance of any material covenant or condition under this Agreement or under the Subscription Agreement or under any of the Warrants, and such default shall continue for sixty (60) days after written notice thereof to the Corporation by RoyNat Capital or BMOCC, each of RoyNat Capital and BMOCC, in addition to, and not in substitution for, any other rights granted to RoyNat Capital or BMOCC under this Agreement, shall be constituted the agent for each of the other Shareholders (other than an Investing Shareholder) for the limited purposes set out herein. Such right to remove management shall be without prejudice to any rights of management under any other agreement with the Corporation or under statute. Each of RoyNat Capital and BMOCC shall have the right and be entitled (and is hereby irrevocable appointed as the true and lawful attorney in fact of the other Shareholders to do so) to take such steps and to vote all of the voting Shares of each other Shareholder (other than an Investing Shareholder) to elect new nominees to the board of directors of the Corporation, notwithstanding Section 2.1.1, 2.1.7 and 2.1.10.25 hereof, for the sole purpose of removing the existing officers of the Corporation and appointing new officers in their place and stead, which new officers shall be acceptable to RoyNat Capital and BMOCC in their sole and unfettered discretion.

2.10     COMMITTEES

         Provided the consent of RoyNat Capital and BMOCC is obtained pursuant to Section 2.1.10.20, in addition to any committees formed at the discretion of the board, the board shall establish:

         2.10.1 a Compensation Committee, prepare and adopt terms of reference for the Compensation Committee and shall delegate to such Committee the responsibility for making decisions regarding the compensation of management and officers of the Corporation and oversee the management of the benefit and stock option plans of the Corporation. The Compensation Committee shall consist of three (3) members. RoyNat Capital shall be entitled to appoint one (1) nominee(s) to the Compensation Committee, and RGGA shall be entitled to appoint two (2) nominee(s) to the Compensation Committee, provided, however, that no member of management or officer of the Corporation shall act as a nominee to the Compensation Committee. In order to be effective, all decisions of the Compensation Committee shall be made by a majority of its members at a meeting or in writing; and

         2.10.2 an Audit Committee, prepare and adopt terms of reference for the Audit Committee and shall delegate the responsibility for making decisions relating to recommending the approval of the financial statements of the Corporation, approve accounting policies and perform such other functions as the board of directors shall determine. The Audit Committee shall consist of three (3) members, comprised of one (1) representative of RoyNat Capital and two (2) representatives of RGGA. In order to be effective, all decisions of the Audit Committee shall be make by a majority vote of its members at a meeting or in writing.

2.11     RIGHTS ON A QUALIFYING PUBLIC OFFERING

         If the Corporation makes a Qualifying Public Offering in Canada or the United States, the Corporation shall use its best efforts at its expense to file and qualify a prospectus and/or file a registration statement, as the case may be, in order to permit RoyNat Capital, BMOCC and MDC to distribute by way of the prospectus or registration statement, as the case may be, one hundred percent (100%) of the Equity Securities of RoyNat Capital, BMOCC and MDC subject to the Corporation reasonably determining that the number of Equity Securities that it wishes to issue and the number of Equity Securities that RoyNat Capital, BMOCC and MDC wishes to include in such offering does not exceed the number of securities that can be sold without adversely affecting the marketability of the offering. If the Corporation determines that the marketability of the offering will not be adversely affected, the Corporation shall include in the offering up to one hundred per cent (100%) of RoyNat Capital's Equity Securities, BMOCC's Equity Securities and MDC's Equity Securities, as each of RoyNat Capital, BMOCC and MDC shall so request. The terms of the registration rights shall include typical registration, indemnification and other provisions.

                                    ARTICLE 3
                         GENERAL MATTERS RELATING TO THE
                    HOLDING OF SHARES AND PERMITTED TRANSFERS

3.1      REPRESENTATIONS AND WARRANTIES BY SHAREHOLDERS

         Each Shareholder represents, warrants and covenants to each of the other Shareholders with regard to itself as follows:

         3.1.1 if such Shareholder is a corporation, it is a valid and subsisting corporation;

         3.1.2 except as disclosed in Schedule 3.1.2, that such Shareholder owns beneficially and of record the number of Shares which are expressed to be owned by him or it in the recitals to this Agreement and that such Shares are not subject to any mortgage, lien, charge, pledge, encumbrance, security interest or adverse claim and that no Person has any rights to become a holder or possessor of any of such Shares or of the certificates representing the same;

         3.1.3 that such Shareholder has the capacity to enter into and give full effect to this Agreement;

         3.1.4 that this Agreement constitutes a valid and binding obligation enforceable against it in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies;

         3.1.5 except for RGGA, that such Shareholder is not a non-Canadian under the Investment Canada Act (Canada); and

         3.1.6 that all of the foregoing representations and warranties will continue to be true and correct during the continuance of this Agreement.

         RGGA represents, warrants and covenants to each of the other Shareholders with regard to itself that the acquisition of and holding of Shares by it is in compliance with the INVESTMENT CANADA ACT.

3.2      GENERAL PROHIBITION ON TRANSFER

         3.2.1 During the continuance of this Agreement, none of the Shareholders shall deal with any Shares or any interest therein or Transfer any Shares now or hereafter held by such Shareholder except in accordance with this Agreement. A purported Transfer of any Shares in violation of this Agreement shall not be valid and the Corporation shall not register, nor permit any transfer agent to register, any such Shares on the securities register of the Corporation, nor shall any voting rights attaching to or relating to such Shares be exercised, nor shall any purported exercise of such voting rights be valid or effective, nor shall any dividend or distribution be paid or made on such Shares. Each Shareholder who purports to make a Transfer of any Shares in violation of this Agreement agrees to donate and hereby donates to the Corporation all dividends and distributions paid or made on such Shares during the period of such prohibited Transfer.
                  The provisions of the immediately preceding sentence are in addition to, and not in lieu of, any other remedies to enforce the provisions of this Agreement.

         3.2.2 There Corporation hereby represents and warrants that (a) James Liati, Frank Adubato, Anthony Calandra, Frank Calabrese and William Walsh collectively are the registered or beneficial owners of more shares in the capital of Dreamlife, Inc. than any other shareholder or shareholder group of Dreamlife, Inc. acting in concert and will continue to do so for so long as RoyNat Capital or BMOCC holds Shares, (b) each of James Liati, Frank Adubato and Frank Calabrese shall, for so long as RoyNat Capital or BMOCC holds Shares, be the registered or beneficial owner of not less than 2,000,000 shares in the capital of Dreamlife, Inc. and (c) William Walsh shall, for so long as RoyNat Capital or BMOCC holds Shares, be the registered or beneficial owner of not less than 3,000,000 shares in the capital of Dreamlife, Inc.

3.3      PERMITTED TRANSFERS BY ROYNAT CAPITAL AND MDC

         Any particular Investing Shareholder may at any time transfer all or part of the Shares held by it at that time:

         (a)      to any Affiliate of the particular Investing Shareholder;

         (b) to any Person in connection with the sale of all or substantially all of the assets of the particular Investing Shareholder;

         (c) to any Person or Persons in connection with the dissolution of the particular Investing Shareholder and the liquidation of its assets; or

         (d) to a financial institution or any Affiliate thereof or any other Person which carries on the business of providing debt and/or equity financing.

         At any time after the date seven (7) months from the date hereof, MDC may at any time transfer all or part of the Shares held by it at that time:

         (a)      to any Affiliate of MDC;

         (b) to any Person in connection with the sale of all or substantially all of the assets of MDC; or

         (c) in connection with a pledge of the Shares to its senior lender which is a Schedule I bank pursuant to the BANK ACT (Canada).

3.4      PERMITTED TRANSFERS BY SHAREHOLDERS

         With the prior approval of the board of directors of the Corporation and RoyNat Capital and BMOCC, which shall not be unreasonably withheld, any Shareholder may Transfer or otherwise deal with its interest in Common Shares of the Corporation owned by it from time to time.

3.5      NO REGISTRATION OF TRANSFER UNLESS TRANSFEREE IS BOUND

         If pursuant to any provision of this Agreement, a Shareholder (a "TRANSFEROR") Transfers any of such Shareholder's Shares to any other Person (a "TRANSFEREE") no Transfer of such Shares shall be made nor shall it be effective and no application shall be made to the Corporation to register the Transfer and the Corporation shall not register any such Transfer, on the securities register of the Corporation until the proposed Transferee or Subscriber and the Person, if any, who controls, directly or indirectly, such Transferee becomes subject to all of the obligations of the Transferor under this Agreement (in which case the proposed Transferee shall become entitled to exercise all the rights of the Transferor under this Agreement) and agrees to be bound by all of the provisions hereof as if it was an original signatory hereto pursuant to an agreement in writing, in substantially the form of Schedule D or in form and substance satisfactory to the other parties then bound by this Agreement, acting reasonably, including in the form set out in Schedule D. The foregoing does not apply to a Transfer of Shares by a Shareholder to another Shareholder pursuant to Article 4.

3.6      NOTATION ON SHARE CERTIFICATES

         All share certificates representing Shares shall have the following statement conspicuously noted thereon:

         "There are restrictions on the right to transfer the shares represented by this certificate. In addition, such shares are subject to an amended and restated unanimous shareholder agreement dated as of February 19, 2002 between the Corporation, RGG Acquisition Inc., MDC Corporation Inc., BMOCC and RoyNat Capital Inc, as the same may be amended from time to time, and may not be pledged, sold or otherwise transferred except in accordance with the provisions thereof."

         All certificates representing securities issued by the Corporation which are convertible into or exchangeable for Shares of evidencing a right to acquire Shares shall contain a statement substantially to the same effect.

3.7      SHAREHOLDERS TO FACILITATE PERMITTED TRANSFERS

         Each of the Shareholders agrees that he or it shall give and execute all necessary consents and approvals to a Transfer of Shares which is permitted under this Agreement as soon as the relevant provisions of this Agreement relating to such Transfer have been compiled with.

                                    ARTICLE 4
                             MATTERS RELATING TO THE
                      DISPOSITION AND ACQUISITION OF SHARES

4.1      RIGHT OF FIRST REFUSAL

         4.1.1 For the purposes of Sections 4.1 and 4.2, references relating to Shares held by any particular Investing Shareholder shall be deemed to include any Shares which the particular Investing Shareholder has the right to be issued under any Investing Shareholder Warrants. Accordingly, for purposes of determining the purchase price of such Investing Shareholder Warrants for purposes of Sections 4.1 and 4.2, the purchase price for any such Investing Shareholder Warrants shall be equal to the product of the applicable Selling Price multiplied by the number of common Shares which the particular Investing Shareholder is entitled to upon fully exercising such Investing Shareholder Warrants.

         4.1.2.   SELLING SHAREHOLDER TO GIVE FIRST REFUSAL NOTICE

             4.1.2.1 In the event that any Shareholder hereto (hereinafter in Sections 4.1.2 and 4.2 referred to as the "SELLING SHAREHOLDER") receives a bona fide offer from an Arm's Length Person (the "THIRD PARTY OFFER") to purchase all of the Shares of the Corporation beneficially owned or controlled by it (the "OFFERED SHARES") which it is willing and able to accept, then the Selling Shareholder shall forthwith give notice in writing (hereinafter in Sections 4.1.2 and 4.2 referred to as the

                      "FIRST REFUSAL NOTICE") to the other Shareholders (hereinafter in Sections 4.1.2 and 4.2 referred to as the "OFFEREES") irrevocably offering to sell the Offered Shares to the Offerees and specifying therein the particulars of the Third Party Offer received by the Selling Shareholder including the name of the third party (hereinafter in Sections 4.1.2 and 4.2 referred to as the "PROPOSED PURCHASER") from whom the Selling Shareholder has received a Third Party Offer, the selling price per share for such Offered Shares (hereinafter in Sections
                      4.1.2 and 4.2 referred to as the "SELLING PRICE") and the terms and conditions relating to the proposed sale to the Proposed Purchaser, such as the proposed date of sale (which shall not conflict with any exercise of rights by any Offerees or Declining Offerees under Sections 4.1 or 4.2) (hereinafter in Sections 4.1.2 and 4.2 referred to as the "Conditions")]. If, as a result of a sale of the Offered Shares to the Proposed Purchaser, the Proposed Purchaser would own at least fifty percent (50%) of the Common Shares then outstanding, then the First Refusal Notice shall be accompanied by a Piggyback Offer referred to in Section 4.2. If the Selling Shareholder is an Investing Shareholder, the Third Party Offer shall also include an offer to purchase from the Investing Shareholder, the relevant Investing Shareholder Debenture if then outstanding, on such terms as the Proposed Purchaser and the Investing Shareholder may agree, provided that the purchase price therefor shall not be greater than the amount of principal then outstanding thereunder plus all other amounts which are unpaid and due and payable thereunder. A Third Party Offer shall (a) not provide for any consideration other than cash consideration, which shall be paid in full on the closing of the purchases and sale transaction and (b) provide for a closing of the purchase and sale transaction of not more than one hundred and twenty (120) days after acceptance. The Selling Shareholder shall provide the Offerees with a copy of the Third Party Offer. Within thirty (30) days from the receipt of a copy of the First Refusal Notice, each Offeree may give to the Selling Shareholder a notice of Acceptance (as "ACCEPTANCE NOTICE") which sets forth the number of Offered Shares which such Offeree agrees to purchase from the Selling Shareholder.

             4.1.2.2 If the Offerees collectively agree to purchase all or more than all of the offered Shares, then the Offerees shall be entitled to purchase the Offered Securities as nearly as may be in proportion to the number of Shares then held by them respectively (calculated on a Fully Diluted basis). If all of the Offerees do not claim their respective proportions, the unclaimed Offered Shares shall be allocated so as to satisfy the unsatisfied claims of Offerees for Offered Shares in excess of their proportions and, if the claims in excess are more than sufficient to exhaust such unclaimed Offered Shares, the unclaimed Offered Shares shall be divided among the remaining Offerees in proportion to their holdings of Shares immediately before the delivery of the First Refusal Notice (calculated on a Fully Diluted Basis) relative to one another. If, upon the completion of the foregoing process, there remains a balance of unclaimed Offered Shares, the Selling Shareholder shall within two (2) Business Days of completion of the foregoing process provide notice to the Offerees of same, the number of unclaimed Offered Shares and the then allocation of the Offered Shares. The Offerees may within five (5) days of such notice, give the Selling Shareholder an Acceptance Notice and such unclaimed Offered Shares shall be allocated based upon the method set out in this paragraph, MUTATIS MUTANDIS. If the Offered Shares are not capable, without division into fractions, of being offered to or allocated among the Offerees as nearly as may be in the proportions referred to above, any balance shall be offered to or allocated among such Offerees or some of them in such manner as the board of directors determine to be equitable. The allocation method set out in this paragraph shall be, if necessary, repetitively applied until either (i) all Offered Shares are accepted, or (ii) all claims of the Offerees for Offered Shares are satisfied. An Offeree shall not be bound to purchase any Offered Shares in excess of the number which it agreed to purchase in its acceptance Notice;

             4.1.2.3 If none of the Offerees accepts the offer or the Offerees collectively do not agree to purchase all of the Offered Shares, then the Selling Shareholder may, but need not, sell all or only some of the offered Shares to the Offerees as they may agree and may, but need not, sell all or only some of the Offered Shares to the Proposed Purchaser within the period of sixty (60) days immediately following the expiry of the last date for delivery by Offerees of an Acceptance Notice at a price per Share not less than the price per Share and on terms and conditions not more favourable to the Selling Shareholder than were specified in the First Refusal Notice to the Offerees. If the Selling Shareholder proposes to sell any Offered Shares to the Proposed Purchaser pursuant to this Section and as a result of such sale of Offered Shares to the Proposed Purchaser, the Proposed Purchaser would own at least fifty percent (50%) of the Common Shares then outstanding, then the Selling Shareholder shall give written notice of same (the "PIGGYBACK NOTICE") to the Offerees which shall not be purchasing the Offered Shares pursuant hereto (the "DECLINING OFFEREES"). In the event that the Selling Shareholder does not sell the Offered Shares to a third party within such sixty (60) day period, then the provisions of this Agreement shall once again apply thereto and so on from time to time.

             4.1.2.4 If any Shareholder Debt is outstanding to the Selling Shareholder at the time it obtains a Third Party Offer, such offer must contain in addition to an offer to purchase the Shares held by the Selling Shareholder, an offer to purchase all (but not less than all) of the Shareholder Debt of the Selling Shareholder for cash. If the Third Party offer contains such an offer to purchase Shareholder Debt, then, notwithstanding anything herein contained, the Offerees shall have the right to purchase both the Shares and the Shareholder Debt, but not the Shares alone or the Shareholder Debt alone.

             4.1.2.5 RGGA shall not be entitled to deliver a First Refusal Notice during the period from the date on which an event specified in Section 4.5.1 or 4.9.l has occurred to the date which is one hundred eighty (180) days thereafter. After the expiry of such period, RGGA shall be entitled to deliver a First Refusal Notice so long as the provisions of Section 4.5 and 4.9, as applicable, have been complied with and the Shares are not being purchased pursuant to that section.

4.2      PIGGY-BACK RIGHT

         If, as a result of a sale of the Offered Shares to the Proposed Purchaser, the Proposed Purchaser would own at least fifty percent (50%) of the Common Shares then outstanding, then a Selling Shareholder shall not be entitled to deliver a First Refusal Notice unless the Third Party Offer contains, or is accompanied by, an irrevocable offer by the Proposed Purchaser to the Offerees to purchase all the Shares and Shareholder Debt, if applicable, held by the Offerees (the "PIGGY-BACK OFFER"). The Piggy-Back Offer shall contain only terms and conditions which are the same as, MUTATIS MUTANDIS, to those contained in the Third Party Offer, except that (a) the obligations of the Proposed Purchaser under the Piggy-Back Offer may be conditional upon completion of the transaction contemplated by the Third Party offer and (b) if an Offeree is an Investing Shareholder (i) the Piggy-Back Offer shall also include an irrevocable offer to purchase, to the extent then outstanding, the relevant Investing Shareholder Debenture for a purchase price equal to the aggregate of: the then outstanding principal amount under the relevant Investing Shareholder Debenture; and all accrued and unpaid interest thereunder, all amounts other than principal and interest payable thereunder (whether or not then due); (ii) no representations and warranties will be required to be given to the Proposed Purchaser in connection with such purchase of the relevant Investing Shareholder Debenture and (iii) the purchase price for the relevant Investing Shareholder Debenture shall be paid by certified cheque to the Investing Shareholder upon delivery to the Proposed Purchaser of the relevant Investing Shareholder Debenture and an assignment therefor at such time and place as is referred to in Section 5.2.2, MUTATIS MUTANDIS, without any other term or condition relating to the purchase and sale of the relevant Investing Shareholder Debenture. The Proposed Purchaser shall be deemed to warrant to the Offerees, and the Proposed Purchaser shall be required to make in writing in its Piggy-Back Offer, a representation and warranty that no direct indirect collateral benefit or supplementary consideration (whether or not in the nature of a tangible or intangible asset, money, property, security or other benefits or opportunities) has been or is to be paid or received by the Selling Shareholder, or any other Person not at Arm's Length with it, in connection with such Piggy-Back Offer is not made as party of or in connection with any other transaction. The Piggy-Back Offer shall be irrevocable and shall be open for acceptance by the Declining Offerees for a period of ten (10) days from the date of receipt of a Piggyback Notice. The Selling Shareholder shall not complete the sale to the Proposed Purchaser unless the purchase and sale of the Declining Offerees' Shares and Shareholder Debt (and in the case of an Investing Shareholder, to the extent applicable, the relevant Investing Shareholder Debenture) pursuant to the Piggyback Offer are completed contemporaneously therewith.

4.3      Intentionally Deleted

4.4      APPLICABILITY OF SECTIONS 4.1 AND 4.2

Notwithstanding anything to the contrary contained herein, the provisions of Sections 4.1 and 4.2 shall not apply to any Transfer permitted pursuant to
Article 3 or Sections 4.5, 4.8, 4.9, 4.10 and 4.12 or any Transfer of any Shares issued in connection with and governed by an ESOP, when implemented.

4.5      PUT RIGHT IN FAVOUR OF INVESTING SHAREHOLDERS

         4.5.1 With respect to any particular Investing Shareholder, if the particular Investing Shareholder is not then obligated to sell Shares held by it pursuant to Section 4.1, the particular Investing Shareholder may, in priority to any other repurchase of Shares by the Corporation, at any time or from time to time after any of the following dates or events:

             4.5.1.1  January 15, 2007;

             4.5.1.2 the Corporation defaulting in the payment of principal or interest on any secured financing;

             4.5.1.3  INTENTIONALLY DELETED;

             4.5.1.4  INTENTIONALLY DELETED;

             4.5.1.5 the occurrence of an event of default under the RoyNat Capital Debenture or BMOCC Debenture, or the Corporation fails to perform or is otherwise in breach in any material respect its obligations under this Agreement, under any instrument or document delivered pursuant to this Agreement at any time hereafter, under the Subscription Agreement and, any Transaction Agreement (as defined in the Subscription Agreement), and the failure or breach is not cured within thirty (30) days after receipt by the Corporation of notice of the failure or breach from any Investing Shareholder;

             4.5.1.6 any action referred to in Section 2.1.10 is taken by the Corporation without obtaining the approval required by that section;

             4.5.1.7 any representation and warranty of the Corporation contained in this Agreement or in the Subscription Agreement is or becomes untrue or incorrect in any material respect and such Person has not taken all necessary steps, to the satisfaction of RoyNat Capital and BMOCC, acting reasonably, to ensure that the representation and warranty becomes true and correct no later than thirty (30) days after receipt by such Person of notice from any Investing Shareholder that the representation and warranty is not true and correct;

             4.5.1.8 the Corporation becomes insolvent or bankrupt or makes an assignment for the benefit of its creditors generally or files a petition or makes a proposal under the BANKRUPTCY AND INSOLVENCY ACT (Canada) or a receiving order is made or a petition is filed under the BANKRUPTCY AND INSOLVENCY ACT (Canada) against the Corporation;

             4.5.1.9 the date on which Dreamlife or RGGA, directly or indirectly Transfers any Shares now or hereafter held by it otherwise than in accordance with this Agreement;

             4.5.1.10 the date on which the Corporation sells or otherwise disposes of, by conveyance, transfer, lease or otherwise, all or substantially all of its assets, unless such transaction is approved in advance in writing by RoyNat Capital and BMOCC;

             4.5.1.11 the date on which the Corporation amalgamates or merges with or into any other corporation or completes a reorganization or arrangement, unless such transaction is approved in advance in writing by RoyNat Capital and BMOCC;

             4.5.1.12 subject to regulatory approval, on or before thirty (30)
                      days prior to a primary or secondary public offering of Common Shares of the Corporation to the public being proposed to be completed pursuant to a prospectus, registration statement or similar document filed with appropriate securities regulatory authorities in any province of Canada or the United States of America;

             4.5.1.13 the date on which the Corporation pays all amounts owing to the particular Investing Shareholder under the relevant Investing shareholder Debenture;

             4.5.1.14 the date on which (a) James Liati, Frank Adubato, Anthony
                      Calandra, Frank Calabrese and William Walsh collectively are not the registered or beneficial owners of more shares in the capital of Dreamlife, Inc. than any other shareholder or shareholder group of Dreamlife, Inc. acting in concert, or (b) any of James Liati, Frank Adubato and Frank Calabrese is the registered or beneficial owner of less than 2,000,000 shares in the capital of Dreamlife, Inc. or (c) William Walsh is the registered or beneficial owner of less than 3,000,000 shares in the capital of Dreamlife, Inc.; or

             4.5.1.15 MDC exercises its right to cause the Corporation to purchase any of its Shares pursuant to Section 4.9.1.

by notice to the Corporation (the date of such notice in this Section 4.5 herein referred to as the "NOTICE DATE") elect to sell to the Corporation all of the relevant Investing Shareholder Debenture, the relevant Investing Shareholder Warrants and Common Shares of the Corporation then held by the particular Investing Shareholder and any Common Shares which the particular Investing Shareholder subsequently acquires pursuant to the exercise of any of the relevant Investing Shareholder Warrants. Such notice shall specify the event referred to above which has occurred to entitle the particular Investing Shareholder to deliver the notice and shall constitute the irrevocable election by the particular Investing Shareholder to sell the relevant Investing Shareholder Debenture and number of Common Shares and/or relevant Investing Shareholder Warrants specified in the notice to the Corporation and, upon the giving of such notice, the Corporation shall thereupon the obligated to purchase from the particular Investing Shareholder all such Common Shares and/or relevant Investing Shareholder Warrants and the relevant Investing Shareholder Debenture.

         4.5.2 Subject to Section 4.5.3, the purchase price for the purchase and sale of Common Shares and/or relevant Investing Shareholder Warrants pursuant to this Section 4.3 shall be payable in cash and shall be an amount per Common Share and/or relevant Investing Shareholder Warrant equal to:

             4.5.2.1  after the occurrence of an event specified in section
                      4.5.1.9 and such event is specified in the notice, the greater of (a) the Formula Price and (b) the price per Common Share paid for the Common Shares in the relevant transaction;

             4.5.2.2  after the occurrence of an event specified in Section
                      4.5.1.10 and such event is specified in the notice, the greater of (a) the Formula Price and (b) the net value of the consideration received for the assets sold or otherwise disposed of, divided by the number of Common Shares of the Corporation outstanding on the notice date;

             4.5.2.3  after the occurrence of an event specified in Section
                      4.5.1.11 and such event is specified in the notice, the greater of (a) the Formula Price and (b) the value of the Corporation as established by the terms of the amalgamation, merger, reorganization or arrangement, divided by the number of Common Shares of the Corporation outstanding on the notice date;

             4.5.2.4 after the occurrence of an event specified in Section 4.5.1.12, the greater of (a) the Formula Price and (b) the price per Common Share to be paid pursuant to the public offering, and

             4.5.2.5 in any other case, the greatest of (which greatest amount is referred to herein as the "FORMULA PRICE"):

                        (i) five (5) times the average of the Earnings before
                            Interest, Taxes, Depreciation and Amortization of the Corporation for the two (2) most recently completed fiscal years of the Corporation prior to the notice date, divided by the number of Common Shares of the Corporation outstanding on the notice date; and

                       (ii) five (5) times the Earnings Before Interest, Taxes,
                            Depreciation, and Amortization of the Corporation for the most recently completed 12 month period of the Corporation prior to the notice date, divided by the number of Common Shares of the Corporation outstanding on the notice date.

         4.5.3 If more than one of Section 4.5.2.1, Section 4.5.2.2, Section 4.5.2.3, Section 4.5.2.4 and Section 4.5.2.5 apply to a particular purchase and sale, the applicable purchase price per Common Share shall be the highest price which would be payable pursuant to the applicable provisions.

         4.5.4 The purchase price for the purchase and sale of the relevant Investing Shareholder Debenture pursuant to this Section 4.5 shall be payable in cash and shall be an amount equal to the aggregate of; the then outstanding principal amount under the relevant Investing Shareholder Debenture; and all accrued and unpaid interest thereunder and all amounts other than principal and interest payable thereunder (whether or not then due).

         4.5.5 The Corporation and RGGA shall give notice to the other parties bound by this Agreement that an event specified in
                  Section 4.5.1 has occurred forthwith after the occurrence of the particular event.

4.6      DREAMLIFE PUT

         4.6.1 In the event that at any time after the date hereof (a) the Corporation or any of its Subsidiaries effects or agrees to effect any transaction (whether by way of reorganization, consolidation, amalgamation, merger, transfer, sale, lease, disposition or otherwise) whereby fifty (50%) percent or more of its undertaking or assets would become the property of Dreamlife, Inc. (or any successor thereof) ("DREAMLIFE") or any Affiliate or Dreamlife or any Affiliate of the Corporation or any Person not dealing at Arm's length with any of the foregoing (a "DREAMLIFE RELATED ENTITY"), calculated by and according to their then fair market value, (b) the Corporation or any of its Subsidiaries effects or agrees to effect any merger, acquisition, amalgamation or other form of corporate reorganization in which outstanding shares of the Corporation or any of its Subsidiaries are exchanged for or converted into securities or other consideration issued, or caused to be issued, by a Dreamlife Related Entity and pursuant to which the holders of the outstanding equity securities (on a Fully Diluted basis) of the Corporation or any of its Subsidiaries immediately prior to such consolidation, merger, amalgamation or other transaction fail to hold equity securities representing a majority of the voting power of the corporation or surviving entity immediately following such consolidation, merger, amalgamation or other transaction; or (c) a majority of the Shareholders (excluding RoyNat Capital) effect or agree to effect the direct or indirect sale, transfer, assignment or other disposition of any kind of all or substantially all of the Equity Securities of the Corporation (excluding Equity Securities held by RoyNat Capital and BMOCC) or of any of its Subsidiaries to a Dreamlife Related Entity (the foregoing transactions are hereinafter referred to as "DREAMLIFE PUT EVENTS"), the Corporation shall provide RoyNat Capital and BMOCC with reasonable prior written notice of same and all material particulars relating to same.

         4.6.2 The Corporation shall request that RoyNat Capital and BMOCC consent to the transaction or arrangement which is the subject of any particular Dreamlife Put Event (a "DREAMLIFE TRANSACTION") at least sixty (60) days prior to the particular Dreamlife transaction being effected ("DREAMLIFE TRANSACTION EFFECTIVE DATE"). The Corporation shall promptly provide RoyNat Capital and BMOCC with such information as it may reasonably request relating to the particular Dreamlife Transaction including the Dreamlife Transaction Effective Date. If any particular Investing Shareholder elects not to consent to the particular Dreamlife Transaction it shall (a) provide the Corporation with notice of same at least thirty
                  (30) days prior to the particular Dreamlife Transaction Effective Date and (b) provided the particular Dreamlife transaction is effected, be obliged to sell, and the Corporation shall be obliged to purchase, all of the particular Investing Shareholder's Investing Shareholder Warrants and Common Shares and the relevant Investing Shareholder Debenture.

         4.6.3 The purchase price for the purchase and sale of (a) Common Shares and/or Warrants pursuant to this Section 4.6 shall be payable in cash and shall be an amount per Common Share and/or Warrant equal to the Fair Market Value divided by the number of Common Shares of the Corporation outstanding (determined on a Fully Diluted basis) as at the date which the Fair Market Value determination is made in respect of and (b) the relevant Investing Shareholder Debenture pursuant to this

                  Section 4.6 shall be payable in cash and shall be an amount equal to the aggregate of: the then outstanding principal amount under the relevant Investing Shareholder Debenture; and all accrued and unpaid interest thereunder and all amounts other than principal and interest payable thereunder (whether or not then due). The purchase price shall be paid on the Dreamline Transaction Effective Date or such other date as may be agreeable by the particular Investing Shareholder.

         4.6.4 No Dreamlife Transaction Event shall be effected without the consent of the Investing Shareholders or if any particular investing Shareholder has not given such consent, completion of the purchase and sale of the particular Investing Shareholder's Common Shares, the relevant Investing Shareholder Warrants and the relevant Investing Shareholder Debenture pursuant to this Section 4.6.

         4.6.5    No Dreamlife Transaction Event shall be effected for twelve
                  (12) months from the date hereof.

         4.6.6 If any particular Investing Shareholder has elected not to consent to any particular Dreamlife Transaction pursuant to
                  Section 4.6.2., the Corporation may proceed with the particular Dreamlife Transaction notwithstanding that but for this section the approval of the particular Investing Shareholder may be required pursuant to Section 2.1.10 in connection with the particular Dreamlife Transaction; provided that provisions of Section 4.6.4 have been complied with.

4.7      COMPLETION

         The purchase and sale of the relevant Investing Shareholder Debenture of the relevant Investing Shareholder and its Common Shares and/or the relevant Investing Shareholder Warrants pursuant to Section 4.5 and 4.9 shall be completed thirty (30) days after the particular Investing Shareholder or MDC, as the case may be, has given notice of its election to sell the particular Investing Shareholder Debenture and its Common Shares and/or the relevant Investing Shareholder Warrants, in the manner contemplated by section 5.2. If the purchase and sale is not completed on the date provided for herein, interest shall accrue on the price payable for such Common Shares and/or the relevant Investing Shareholder Warrants at the rate of 15% per annum until such time as the price is paid in full. Any amounts to be paid to the particular Investing Shareholder pursuant to Section 4.5 or 4.6 shall be paid in priority to any amounts to be paid to MDC pursuant to Section 4.9.

4.8      DEFAULT OF INVESTING SHAREHOLDER PUT

         If any particular Investing Shareholder exercises its right to put some or all of its Common Shares to the Corporation in accordance with Section 4.5 or
4.6 and if the Corporation defaults in its obligation to purchase such Common Shares on the date specified in Section 4.6 or 4.7, as the case may be.

         4.8.1 on thirty (30) days' prior written notice from the particular Investing Shareholder, other than as a result of the exercise of the put pursuant to Sections 4.5.1.4, 4.5.1.5, 4.5.1.6, 4.5.1.7, 4.5.1.8, 4.5.1.9 or 4.5.1.10, in which case on two
                  (2) days' prior written notice, all of the Shareholders' (other than RoyNat Capital and BMOCC) nominees to the board of directors of the Corporation shall be removed as directors and RoyNat Capital and BMOCC shall have the right to nominate and appoint five (5) additional directors so that the board of directors of the Corporation shall consist of seven (7) directors, seven (7) of which shall be nominees of RoyNat and BMOCC;

         4.8.2 if default in payment to the particular Investing Shareholder continues for ninety (90) days in the aggregate, the particular Investing Shareholder shall be constituted the agent for each of the other Shareholders (other than the other Investing Shareholder) and the Corporation to sell or otherwise dispose of all the Shares held by them in the capital of the Corporation or to agree to the terms of an amalgamation or merger between the Corporation and one or more third parties or to agree to any other transaction with a third party which involves the sale of the Shares of the Corporation or the sale of the assets of the Corporation. In addition, the particular Investing Shareholder shall be entitled (and is hereby irrevocably appointed as the true and lawful attorney in fact of the other Shareholders (other than the other Investing Shareholder to do so) to vote all of the votes of each such other Shareholder on all matters at any meeting of the Shareholders of the Corporation including, without limitation, matters relating to the composition of the board of directors, the transfer of Shares, the winding-up or dissolution of the corporation, the appointment of a receiver or receiver and manager or a trustee in bankruptcy, or the sale of all of substantially all of the Corporation's assets. Upon the completion of any such sale, disposition, amalgamation, merger or other transaction, any proceeds which are payable in respect of any Shares held by the Shareholders or in respect of all or any part of the assets of the Corporation shall be paid to the Investing Shareholders until all amounts owing to the Investing Shareholders pursuant to
                  Section 4.5 or 4.6, as the case may be, have been satisfied in full. Each of the shareholders (other than the Investing Shareholders) and the Corporation hereby appoints, in the event that the default in payment referred to above to the particular Investing Shareholder continues for ninety (90) days, the particular Investing Shareholder as his or its attorney, with full power of substitution, in the name of and on behalf of such Person, to negotiate the terms of any transaction referred to above involving the Shares held by the Shareholders (other than the Investing Shareholders) or the assets of the Corporation and to execute and deliver all deeds, transfers, assignments, agreements, instruments and assurances as may, in the opinion of the particular Investing Shareholder, be necessary or desirable to effectively complete the transaction. Such appointment, being coupled with an interest, is irrevocable by each of the Shareholders (other than the Investing Shareholders) and the Corporation and shall not be revoked by the insolvency, bankruptcy, death, incapacity, dissolution, liquidation or other termination of the existence of any such Person and the Shareholders (other than the Investing Shareholders) and the Corporation agree to ratify and confirm all that the particular Investing Shareholder may do or cause to be done pursuant to the foregoing. Each Shareholder (other than the Investing Shareholders) consents to any transfer of Shares made pursuant to the foregoing.

         4.8.3 If the default referred to in the preamble of this Section 4.8 exists at any time in respect of each of the Investing Shareholders, the Investing Shareholders may elect to act in concert as agents and attorneys for the other Shareholders for purposes of this Section 4.8.

4.9      PUT RIGHT IN FAVOUR OF MDC

         4.9.1 In the event that MDC is not then obligated to sell Common Shares held by it pursuant to Section 4.1, and so long as an Exchange Notice (as described in Section 4.9.4) has not been delivered to MDC, MDC may:

             4.9.1.1 at any time after March 31, 2005 but prior to March 31, 2006, provided that RoyNat or BMOCC is not then a shareholder,

             4.9.1.2  at any time after February 1, 2007,

             4.9.1.3 upon any of the events described in Sections 4.5.1.8, 4.5.1.10, 4.5.1.11, 4.5.1.12 or 4.5.1.14,

                  by notice to the Corporation (the date of such notice in this Section 4.9 herein referred to as the "MDC notice date") elect to sell to the Corporation all of the Common Shares then held by it. Such notice shall constitute the irrevocable election by MDC to sell the Common Shares held by MDC and, upon the giving of such notice, the Corporation shall thereupon be obligated to purchase from MDC all such Common Shares.

         4.9.2 The purchase price for the purchase and sale of the Common Shares held by MDC pursuant to Section 4.9.1 shall be payable in cash and shall be an amount per Common Share equal to:

             4.9.2.1  after the occurrence of an event specified in Section
                      4.5.1.10 and such event is specified in the notice, the greater of (a) the MDC Formula Price and (b) the net value of the consideration received for the assets sold or otherwise disposed of, divided by the number of Common Shares outstanding on the MDC notice date;

             4.9.2.2  after the occurrence of an event specified in Section
                      4.5.1.11 and such event is specified in the notice, the greater of (a) the MDC Formula Price and (b) the value of the Corporation as established by the terms of the amalgamation, merger, reorganization or arrangement, divided by the number of Common Shares of the Corporation outstanding on the MDC notice date;

             4.9.2.3 after the occurrence of an event specified in section 4.5.1.12, the greater of (a) the MDC Formula Price and (b) the price per Common Share to be paid pursuant to the public offering.

             4.9.2.4 in any other case, an amount (the "MDC Formula Price") equal to 5.5 times the average of EBITDA of the Corporation for the then most recently completed two fiscal years of the Corporation, divided by the total number of outstanding Common Shares as at the end of the most recently completed fiscal year of the Corporation (determined on a Fully Diluted basis and for purposes of greater certainty, determined as if all rights, options or warrants under any ESOP have been fully exercised or converted), prior to the exercise of MDC's right hereunder (calculated on a pro rata basis so as to reflect, in the calculation of results for the two fiscal years, any acquisitions or other income generating transitions subsequent to any period with respect to which a calculation is required to be made).

             4.9.2.5  If more than one of Sections 4.9.2.1, 4.9.2.2, 4.9.2.3 or
                      4.9.2.4 apply to a particular transaction, the applicable purchase price per Common Share shall be the highest price which would be payable pursuant to the applicable provisions.

         4.9.3 The Corporation agrees to give written notice to MDC (the "Corporation Notification") promptly upon becoming aware of any agreement, arrangement or understanding, whether conditional or otherwise, or a proposed event which would give rise to the exercise by MDC of its rights under this section
                  4.9. The corporation Notification shall contain such particulars as would be reasonably required by MDC in order for MDC to determine whether to exercise its rights hereunder. MDC shall exercise its rights hereunder by delivering a written notice (the "Put Notice") of such exercise: (a) within 60 days of the Corporation Notification; or (b) on any day after March 31, 2005 but prior to March 31, 2006. If MDC fails to deliver the Put Notice upon the occurrence of the events and within the time periods provided in this Section 4.9.3, then the Put Option shall expire. In the event of delivery of a Put Notice and the non-completion of such exercise then MDC shall, in addition to all other remedies available to it at law, have the ongoing right to deliver a subsequent Put Notice or Notices upon the terms of this Section 4.9.3.

         4.9.4 RGGA may, at is option, by providing notice (the "Exchange Notice") to MDC, require MDC to, and MDC shall, exchange all, but not less than all, of its Common Shares for stock or other securities of RGGA or any of its direct or indirect parent corporations ("Parent Stock"), provided that: (i) such Parent Stock is publicly traded (or will, following a hold period, be publicly traded); and, (ii) that such Parent Stock have a fair value equal to the greater of: (A) the MDC Formula price that would be payable to MDC in accordance with Section 4.9 upon the exercise of its option contained therein, assuming that such option was exercised on the date of the Exchange Notice; or (B) one million Canadian dollars (C$1,000,000) for all such Common Shares; and, (iii) if the Parent Stock is stock of Dreamlife Inc., MDC receives not less than 220,000 Common Shares of Parent Stock. For purposes of this Section 4.9.4, the fair value of each Common Share of Parent Stock shall equal the average price (the "Average Trading Price") at which such Parent Stock traded during the five (5) most recent days before the date of the Exchange Notice. In the event that the Parent Stock did not trade during such period, or that MDC takes the position that the Average Trading Price did not represent the fair value of the Parent Stock, then the fair value of the Parent Stock shall be agreed between the Company and MDC or, failing agreement, be determined by the Valuator in accordance with procedures described in Schedule C.

4.10     CORPORATION BUY-BACK

         Provided that:

         (a) the Corporation is not, and after making an Additional Bonus Interest Payment pursuant hereto will not be, in default of any of its covenants under this Agreement, the Warrants, the RoyNat Capital Debenture, the BMOCC Debenture or any related security or any covenants to third party lenders, and

         (b) the Corporation on the Anniversary Date (as defined below) makes a payment to each Investing Shareholder in the amount of Three Hundred Thousand Dollars ($300,000) (the "ADDITIONAL BONUS INTEREST PAYMENT") from internally generated funds.

the Corporation shall be entitled in each year on the Anniversary date of the issuance of the RoyNat Debenture and BMOCC Debenture and for a period of fifteen
(15) days thereafter (the "Anniversary Date") commencing December 31, 2003 to and including December 31, 2006 to either; and

         (c) in the event that any particular Investing Shareholder has exercised its Investing Shareholder Warrants, purchase for cancellation such number of Common Shares as are equal to the number of Common Shares which results in the particular Investing Shareholder's relative percentage of shareholding in the Corporation outstanding as of the date of payment of the applicable Additional Bonus Interest Payment, determined on a Fully Diluted basis, being reduced by 6.25% or

         (d) in the event that any particular Investing Shareholder has not exercised its Investing Shareholder Warrants, purchase for cancellation such number of the relevant Investing Shareholder Warrants as are equal to the number of Common Shares which results in the particular Investing Shareholder's percentage of shareholding in the Corporation outstanding as of the date of payment of the applicable Additional Bonus Interest Payment, determined on a Fully Diluted basis, being reduced by 6.25%.

         The aggregate reduction of each particular Investing Shareholder's shareholdings in the Corporation pursuant to this Section 4.10 shall not exceed 50% of each particular Investing Shareholder's shareholdings. For purposes of greater certainty, if the rights under this Section 4.10 are exercised on each of the four Anniversary Dates of June 30, 2003, 2004, 2005 and 2006, each particular Investing Shareholder's shareholdings of the Corporation shall be reduced, in aggregate, by 50%, reducing its current 5.5% of all issued and outstanding Shares (determined on a Fully Diluted basis) to 2.75% of all issued and outstanding Shares (determined on a Fully Diluted basis) (i.e. a reduction of 6.25% on each such Anniversary Date).

4.11     FOLLOW-ON OBLIGATIONS

         Notwithstanding the provisions of Section 4.5, in the event that the Corporation sells all, or substantially all, of its assets or the Shareholders sell in the aggregate more than fifty per cent (50%) of the issued and outstanding Common Shares in the capital of the Corporation, or a primary or secondary public offering of Shares of the Corporation is completed pursuant to a prospectus, registration statement or similar document filed with appropriate securities regulatory authorities in any province in Canada or state of the United States of America, within twelve (12) months following the repurchase of Shares held by any particular Investing Shareholder pursuant to Section 4.5, hereof, the Corporation and the other Shareholders jointly and severally covenant and agree to pay, or in the event of a sale of assets, cause the Corporation to pay, to the particular Investing Shareholder an additional amount equal to the difference (if positive) between (i) the particular Investing Shareholder's proportionate share of the primary or secondary public offering of Shares or the proceeds from the sale of assets or Shares in a non-public offering transaction, as if the particular Investing Shareholder had not sold its Shares to the Corporation under Section 4.5 and (ii) the actual amount received by The particular Investing Shareholder on a per share basis from the Corporation pursuant to Section 4.5 hereof.

4.12     PRE-EMPTIVE RIGHT

         Subject to Section 2.1.10, Shares may be issued by the Corporation and options and other rights for the purchase of or subscription for any Equity Securities or Convertible Securities may be granted at any time after the date hereof only upon compliance with the following provisions.

         4.12.1 If the Corporation proposes to issue any Equity Securities or Convertible Securities (the "AFFECTED SECURITIES"), the Corporation shall first offer the Affected Securities for subscription by the Shareholders in accordance with the following terms:

            4.12.1.1 The offer to issue Affected Securities shall be made by notice given to each Shareholder. The notice shall set out a description of the Affected Securities to be offered, the proposed use of the proceeds of the issue, the purchase price and the purchase date which shall be a date not earlier than ten (10) days after the date of such notice.

            4.12.1.2 Each Shareholder shall have the right to subscribe for and purchase up to that number of the Equity Securities mentioned in the notice (referred to in this Section 4.12 as such Shareholder's "PROPORTION") which is equal to the number determined by multiplying the total number of Affected Securities offered by the following (unless otherwise agreed): (i) in the case of each Investing Shareholder, five and one-half percent (5.5%); (ii) in the case of MDC, thirteen and thirty-five one-hundredths per cent (13.35%); and in the case of RGGA, seventy-five and sixty-five one hundredths percent (75.65%). A Shareholder may also subscribe for a number of such Affected Securities in excess of its Proportion (an "OVERSUBSCRIPTION") but shall have no right to purchase Affected Securities in excess of its Proportion except as provided in this Sections 4.12.1.2 and 4.12.1.3. If all of the Shareholders subscribe for all of their respective Proportions, then the Affected Securities shall be allocated accordingly. The subscription rights provided for in this Section 4.12.1.2 shall be exercised by the Shareholder by giving notice of acceptance to the Corporation within ten (10) days after the receipt of the notice from the Corporation. If the Shareholder does exercise such subscription rights, it shall subscribe, purchase and pay for such Affected Securities on the purchase date set forth in the notice of the Corporation.

            4.12.1.3 If all the Shareholders do not subscribe for any or all of their respective Proportions, then the Affected Securities not subscribed for shall be used to satisfy the Oversubscriptions, but no Shareholder shall be bound to take any such Equity Securities in excess of the amount it so desires. If the Oversubscriptions are more than sufficient to exhaust the unsubscribed Affected Securities shall be allocated pro rata (determined on a Fully Diluted basis) among the Shareholders who wish to purchase such Affected Securities in excess of their respective Proportion.

         4.12.2 If any of the Affected Securities are not subscribed for within the period provided in Section 4.12.1., the Corporation may offer such unsubscribed Affected Securities to other Persons within the period of sixty (60) days after the expiration of the offer to the Shareholders, but the price at which such Affected Securities may be issued shall not be less than the subscription price offered to the Shareholders and the terms of payment for such Affected Securities shall not be more favourable to such Person than the terms of payment offered to the Shareholders. Such offer shall also be conditional on such Person agreeing to be bound by all the provisions of this Agreement as if it were an original signatory hereto pursuant to an agreement in writing, in form and substance satisfactory to the other parties then bound by this Agreement, acting reasonably.

         4.12.3 If the Corporation proposes to grant an option or other right for the purchase of or subscription for Affected Securities, such option or other right shall also be made available to Shareholders as nearly as may be possible in accordance with the foregoing.

4.13     EXCEPTIONS TO PRE-EMPTIVE RIGHTS

         Section 4.12 shall not be applicable in respect of:

         (a)      any Shares issued as of the date of this Agreement;

         (b) any Shares issued upon the exercise of any rights attached to the Warrants;

         (c) the grant of any option pursuant to the Corporation's stock option or purchase plan or any Shares issuable upon the exercise of such options including, without limitation, pursuant to an ESOP; and

         (d)      a Qualifying Public Offering

4.14     DISTRIBUTION OF PROCEEDS FROM SALE OF SHARES OR ASSETS OF THE
         CORPORATION

         Upon a sale of all, or substantially all, of the assets of the Corporation or upon a sale of more than fifty per cent (50%) of the issued and outstanding Common Shares in the capital of the Corporation, all proceeds received by the Corporation in the case of a sale of assets or all proceeds to be received by the Shareholders in the case of a sale of Common Shares, shall be paid and distributed, unless otherwise agreed to by the board of directors and approved in writing by The particular Investing Shareholder, in the following order:

         4.14.1 if required by the purchaser of such assets or shares, the payment of all debts and liabilities of the Corporation which are due and payable from time to time to Persons dealing at Arm's Length with the parties to this Agreement;

         4.14.2 repayment of all debts and liabilities of the Corporation (including all principal and interest) owing to each Investing Shareholder;

         4.14.3 the payment of all amounts owing to each Investing Shareholder, if any, in connection herewith including pursuant to Section 4.5 or 4.6 or 4.10.

         4.14.4 payment to each Investing Shareholder for its shares interest in the Corporation (in the form of Common Shares) as if all shareholder loans and advances had been converted to equity;

         4.14.5 repayment of principal and interest owing for any loans advanced by the other Shareholders to the Corporation pro rata in accordance with the principal amount and accrued interest owing; and

         4.14.6 the balance to be paid to the Shareholders (other than the Investing Shareholders) pro rata to their share interest in the Corporation.

The foregoing shall apply without regard to any matter or thing including priorities otherwise granted to the Shareholders' respective security interests under applicable law, at the time of creating, granting, execution and delivery, attachment, registration (to the extent registration is required), perfection or enforcement of their respective security interests, the time of any loan or advance or any other extensions of credit made to the Corporation by any of the Shareholders.

                                    ARTICLE 5
                               CLOSING PROCEDURES

5.1      DETERMINATION OF AMOUNT OF INDEBTEDNESS

         The price for any indebtedness to be purchased and sold or discharged pursuant to this Agreement shall be the face amount thereof, together with accrued and unpaid interest thereon, if any, as recorded in the books of account of the Corporation.

5.2      CLOSING PROCEDURES

         If a purchase and sale of Shares is made pursuant to this Agreement, the following shall apply, subject to any express provisions to the contrary:

         5.2.1 PAYMENT OF PURCHASE PRICE AND DELIVERY OF CERTIFICATES, RESIGNATIONS AND RELEASES. The purchase price shall be paid on closing by negotiable cheque certified by a Canadian chartered bank or trust company or official bank draft drawn on a Canadian chartered bank against receipt by the purchaser of the share certificate or certificates representing the Shares being purchased, duly endorsed for transfer in blank with signatures guaranteed by a Canadian chartered bank or trust company, together with resignations by the vendor and his nominees, if any, as directors, officers and employees of the Corporation and releases in favour of the Corporation of all claims which such directors, officers and employees may have against the Corporation, other than in respect of accrued and unpaid compensation to the closing date and accrued vacation pay.

         5.2.2 DATE AND TIME OF CLOSING. If the date for completion of any transaction of purchase and sale falls on a day which is not a Business Day, the transaction shall be completed on the first Business Day following such date. Closing shall take place at 11:00 a.m. on the date for completion at the registered office of the Corporation.

         5.2.3 TITLE. The acceptance by the vendor of payment for the Shares and Shareholder Debt, if any, being purchased and sold shall constitute a representation and warranty by the vendor that the vendor has good and marketable title to such Shares and Shareholder Debt, free and clear of any lien, charge, pledge, encumbrance, security interest or adverse claim, except the terms of this Agreement. Notwithstanding the foregoing, the vendor shall deliver to the purchaser all such documents, instruments and releases and shall do all such acts and things as the purchaser may request, acting reasonably, whether before or after completion of the transaction, to vest such title in the purchaser.

         5.2.4 RESIGNATIONS. The vendor and its nominees, if any, shall resign in writing the positions which they then hold with the Corporation and, if applicable, its Subsidiaries, to the extent that immediately following the completion of the purchase, the vendor would not be entitled to hold, or to have its nominees hold, the positions in question;

         5.2.5 VENDOR INDEBTED TO CORPORATION. If, at the time of sale, the vendor is indebted to the Corporation, the purchaser shall have the right to satisfy such indebtedness out of the purchase price payable for the Shares and Shareholder Debt, if any.

         5.2.6 ASSIGNMENT OF SHAREHOLDER DEBT. If, at the time of sale, the Corporation is indebted to the vendor in respect of Shareholder Debt, the purchaser shall (except in the case of a purchaser pursuant to Section 4.9), concurrently with the completion of the sale, purchase such Shareholder Debt from the vendor and shall pay the price therefor to the vendor on closing in the manner provided in Section 5.2.1 against delivery of an assignment to the purchaser of such indebtedness, such assignment to be without recourse to the vendor and otherwise to be in form and substance satisfactory to the purchaser, acting reasonably. Notwithstanding the foregoing, if the purchaser is the Corporation, the Corporation shall concurrently with the completion of the sale, pay the amount of the Shareholder Debt owed to the vendor on closing in the manner provided in Section 5.2.1 against delivery of a release in favour of the Corporation of such indebtedness, such release to be in form and substance satisfactory to the Corporation, acting reasonably.

         5.2.7 LIABILITY AS GUARANTOR. If, at the time of sale, the vendor is liable or responsible as a guarantor for any debts, liabilities or obligations of the Corporation, the purchaser shall use reasonable efforts to cause all such guarantees to be released at or before the time of sale and, if the purchaser is unable to effect the release of such guarantees, the purchaser shall execute and deliver in favour of the vendor an indemnity, in form and substance satisfactory to the vendor, acting reasonably, whereby the purchaser indemnifies and saves harmless the vendor from all claims arising out of such guarantees. If the purchaser is the Corporation, the other Shareholders shall execute and deliver in favour of the vendor an indemnity in form and substance and to the same effect as provided in the immediately preceding sentence.

         5.2.8 FAILURE TO COMPLETE SALE. If, at the time of closing, the vendor shall not complete the sale for any reason, the purchaser shall have the right to deposit the purchase price for the Shares and Shareholder Debt, if any, to be purchased and sold for the account of the vendor in an account with the bankers of the Corporation and such deposit shall constitute valid and effective payment of the purchase price to the vendor. Thereafter the purchaser shall have the right to execute and deliver any deeds, stock transfers, assignments, resignations, acting reasonably, releases and other documents as may, in the opinion of the purchaser, be necessary or desirable in order to complete the transaction. If payment of the purchase price is so deposited, then from and after the date of deposit, notwithstanding that certificates or instruments evidencing the Shares or Shareholder Debt may not have been delivered to the purchaser, the purchase of the Shares and Shareholder Debt, if any, shall be deemed to have been fully completed and the records of the Corporation shall be amended accordingly and all right, title, benefit and interest, both at law and in equity, in and to the Shares and Shareholder Debt shall be conclusively deemed to have been transferred and assigned to and become vested in the purchaser and all right, title, benefit and interest of the vendor and of any other Person (other than the purchaser) having any interest therein, legal or equitable, in any capacity whatsoever shall cease.

         5.2.9 PURCHASER APPOINTED AS ATTORNEY. Each Shareholder hereby appoints, in the event that such Shareholder is a vendor of Shares or Shareholder Debt hereunder, each other Shareholder who may from time to time be a purchaser of Shares or Shareholder Debt hereunder, as the vendor's attorney, with full power of substitution, in the name of the vendor but on behalf of and at the expense of the purchaser, to execute and deliver all deeds, transfers, assignments and assurances necessary to effectively transfer the interest being sold to the purchaser or its nominees. Such appointment, being coupled with an interest, is irrevocable by each Shareholder and shall not be revoked by the insolvency, bankruptcy, death, incapacity, dissolution, liquidation or other termination of the existence of such Shareholder and each Shareholder agrees to ratify and confirm all that a purchaser may do or cause to be done pursuant to the foregoing. Each Shareholder consents to any transfer of Shares made pursuant to the foregoing.

         5.2.10 TAXES. At the time of the sale, the vendor shall provide to the purchaser either:

            5.2.10.1 a statutory declaration of the owner(s) of the Shares being sold that such owner(s) is not a non-resident of Canada for purposes of the INCOME TAX ACT (Canada); or

            5.2.10.2  a certificate from Canada Customs and Revenue Agency under
                      Section 116 of the INCOME TAX ACT (Canada) or any successor provision certifying that all taxes payable in connection with the transaction have been paid or that no taxes are payable in respect of the transaction, provided that if no declaration or certificate is delivered by the vendor, the purchaser shall be entitled to deduct from the purchase price payable to the vendor an amount equal to the amount of tax for which the purchaser may be liable (as determined solely by the purchaser) under the INCOME TAX ACT (Canada).

         5.2.11 TRANSFEREE SHAREHOLDERS. In the event that, pursuant to any provisions of this Agreement, a Shareholder shall be permitted to sell, assign, transfer or convey any of its Shares to any person other than any one or more of the other Shareholders, no such transfer shall be made or shall be effective and no application shall be made to the Corporation to register any such transfer until the proposed transferee becomes a party to this Agreement or enters into a participation agreement in favour of the other parties agreeing to be bound as a Shareholder to the same effect as this Agreement and any further agreement with respect to the Corporation to which the transferor is then, or is then required to be, a party.


                                    ARTICLE 6
                       NON-COMPETITION AND CONFIDENTIALITY

6.1      NON-COMPETITION

         In consideration of the entering into of this Agreement, RoyNat Capital and BMOCC making an equity investment in loan to the Corporation and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by MDC, for so long as MDC holds any Shares and for a period of three (3) years from the date on which MDC ceases to hold any Shares or shares of a Dreamlife Entity (whichever is later), MDC shall not, directly or indirectly, in any manner whatsoever including, without limitation, either individually, or in partnership, jointly or in conjunction with any other Person, or as employee, principal, agent, director or shareholder:

         6.1.1    be engaged in any undertaking;

         6.1.2 have any financial or other interest (including an interest by way of royalty or other compensation arrangements) in or in respect of the business of any Person which carries on a business; or

         6.1.3 advise, lend money to or guarantee the debts or obligations of any Person which carries on a business;

                  in the designated area the principal activity of which is the sale and distribution principally through its independent selling representatives or fund-raising activities/representatives of consumer merchandise that is the same as or substantially similar to or which competes with the business carried on by the Corporation or any of its Subsidiaries during the relevant period or on the date on which MDC ceases to hold any Shares or shares of a Dreamlife Entity (whichever is later), as the case may be.

         For the purposes of this Agreement, "DESIGNATED AREA" means Canada.

         Nothing in this section shall prevent MDC, after the date on which it ceases to hold any Shares or shares of a Dreamlife Entity (whichever is later) from owning not more than 5% of the issued shares of a corporation, the shares of which are listed on a recognized stock exchange or traded in the over the counter market in Canada or the United States, which carries on a business which is the same as or substantially similar to or which competes with the business of the Corporation or any of its Subsidiaries.

         Each of the parties to this Agreement agrees that all restrictions in this Agreement are necessary and fundamental to the protection of the business carried on by the Corporation and that all such restrictions are reasonable and valid, and all defenses to the strict enforcement thereof by any of the parties hereto are hereby waived.

6.2      NON-SOLICITATION OF EMPLOYEES

         For a period of three (3) years from the date on which MDC ceases to hold any Shares or shares of a Dreamlife Entity (whichever is later), MDC shall not:

         (a) hire, offer employment to or solicit the employment or engagement of or otherwise entice away from the employment of the Corporation or any of its Subsidiaries any individual who is employed by the Corporation or any of its Subsidiaries at the time that such person ceases to be an employee of the Corporation or any of its Subsidiaries, whether or not such individual would commit any breach of his contract or terms of employment by leaving the employee of the Corporation or any of its Subsidiaries; or

         (b) procure or assist any Person to employ, offer employment or solicit the employment or engagement of or otherwise entice away from the employment of the Corporation or any of its Subsidiaries any individual who is employed by the Corporation or any of its subsidiaries at the time that such Person ceases to be an employee of the Corporation or any of its Subsidiaries whether or not such individual would commit any breach of his contract or terms of employment by leaving the employ of the Corporation or any of its Subsidiaries.

6.3      NON-SOLICITATION OF CUSTOMERS

         For a period of three (3) years from the date on which MDC ceases to hold any Shares, or shares of a Dreamlife Entity (whichever is later), MDC shall not, on his or her own behalf or on behalf of or in connection with any other Person, directly or indirectly, in any capacity whatsoever including as an employer, employee, principal, agent, joint venturer, partner, shareholder or other equity holder, independent contractor, licensor, licensee, distributor, supplier, partnership, trust, unincorporated association, or otherwise in connection with the Corporation's or any of its Subsidiaries' business:

         (a) canvass or visit the business of (or procure or assist the canvassing or soliciting of the customer of) any customer of the Corporation or any of its Subsidiaries;

         (b) accept (or procure or assist the acceptance of) any business from any customer of the Corporation's or any of its Subsidiaries' business;

         (c) canvass or solicit the business of (or procure or assist the canvassing or soliciting of the custom of) any Prospective Customers;

         (d) accept (or procure or assist the acceptance of) any business from any Prospective Customers;

         (e) supply (or procure or assist the supply of) any goods or services to any customer; or

         (f) supply (or procure or assist the supply of) any goods or services to any Prospective Customer.

6.4      CONFIDENTIALITY

         6.4.1 Each shareholder agrees that it shall not, without the prior written consent of the Corporation, directly or indirectly communicate or disclose to any Person, or use for any purpose other than in furtherance of the Corporation's business (or the Shareholder's own internal and non-competitive business purposes, and then only to its own employees or advisors), any knowledge or information acquired by such Shareholder relating to or concerning the technology, trade secrets, systems or any other confidential information regarding the property, business or affairs of the Corporation or any Subsidiaries, nor shall it utilize or make available any such knowledge or information, directly or indirectly, in connection with the Transfer or proposed Transfer of any of its Shares (except as permitted pursuant to this Section) or in connection with the solicitation or acceptance of employment with any competitor of the Corporation. Each Shareholder who is (or whose Controlling shareholder is) a Corporation employee, agrees to deliver to the Corporation all documents and other media containing any confidential or proprietary information of the Corporation without retaining any copies thereof upon ceasing to be employed by the Corporation. For greater certainty, the foregoing obligations are in addition to any other confidentiality obligations under any employment or other agreement;

         6.4.2 In connection with any Transfer or proposed Transfer of its Shares, a Shareholder may disclose confidential information described above only after (i) obtaining the consent of a majority of the board of directors of the Corporation, and
                  (ii) the execution by the Shareholder and proposed transferee and the Corporation of a suitable non-disclosure agreement protecting the Corporation from any subsequent disclose of such information on a basis inconsistent with this paragraph by the Person to whom such information is proposed to be disclosed;

         6.4.3 The foregoing provisions shall not apply to information: (i) which is in the public domain; (ii) which is disclosing party can demonstrate through appropriate documentation was previously known to the disclosing party; (ii) which the disclosing party learned from the source other than the Corporation or a Shareholder, and without violation of this or any other non-disclosure obligation; or (iv) which is required to be disclosed by operation of law or the decision or order of a court or tribunal of valid jurisdiction.

         6.4.4 Each party acknowledges that disclosure of any confidential information regarding the Corporation in contravention of this Section may cause significant harm to the Corporation and that remedies at law may be inadequate to protect against a breach of this Section. Accordingly, each party agrees that the Corporation shall be entitled, in addition to any other relief available to it, to the granting of injunctive relief without proof of actual damages or the requirement to establish the inadequacy of any of the other remedies available to it. Each party covenants not to assert any defence in proceedings regarding the granting of an injunction or specific performance based on the availability to the Corporation of any other remedy.

         Each Shareholder acknowledges and agrees that the obligations under this Section 6.5 are to remain in effect in perpetuity.

6.5      OBLIGATIONS NOT EXHAUSTIVE

         Each Shareholder acknowledges that the obligations contained in this Article are not in substitution for any obligations which such Shareholder may now or hereafter owe to the Corporation or any Shareholder and which other obligations exist apart from this Article and that the obligations contained in this Article do not replace any rights of the Corporation or any Shareholder with respect to any such other obligation.

6.6      REMEDIES

         Each Shareholder acknowledges that a breach or threatened breach by such Shareholder of any provision of this Article 6 will result in the Corporation and the other Shareholders suffering irreparable harm which cannot be calculated or fully or adequately compensated by recovery of damages alone. Accordingly, each Shareholder agrees that the Corporation and any other Shareholder shall be entitled to interim and permanent injunctive relief, specific performance and other equitable remedies, in addition to any other relief to which the Corporation or any other Shareholder may become entitled.


                                    ARTICLE 7
                               GENERAL PROVISIONS

7.1      ALL SHARES SUBJECT TO THIS AGREEMENT

         Each of the Shareholders agrees that he shall be bound by the terms of this Agreement with respect to all Shares held by him from time to time.

7.2      INDEMNITY BY THE CORPORATION

         To the fullest extent permitted by law, the Corporation shall indemnify all directors, officers, former directors and former officers of the Corporation, the Shareholders of the Corporation to the extent that such Shareholders exercise the rights, powers, duties and liabilities of a director of the Corporation and all persons who act or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal personal representatives, against all costs, charges and expenses, including any amount paid to settle any action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party of reason of being or having been a director or officer of the Corporation or such body corporate or by reason of acting or having acted as a director of the Corporation if,

         7.2.1 he acted honestly and in good faith with a view to the best interests of the Corporation; and

         7.2.2 in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

         The intention of this section is that all persons referred to in this section shall have all benefits provided under the indemnification provisions of the Act to the fullest extent permitted by law and the Corporation shall forthwith pass all resolutions and take such other steps as may be required to give full effect to this section.

7.3      BUSINESS AND DIRECTORS' INSURANCE

         The Corporation and its Subsidiaries shall obtain and maintain insurance upon all of its property and assets subject to those terms and conditions and against those risks and losses and including such coverage as hereinafter set out:

         (a) "ALL RISKS" coverage including fire, extended coverage, business interruption, vandalism or malicious mischief are as usual and customary for the industry in which the Corporation and its Subsidiaries carry on business and for a corporation of similar size;

         (b) broad from boiler and machinery insurance on all buildings where such pressure vessels exist extending to and including all air conditioning and miscellaneous electrical equipment and apparatus; and

         (c) comprehensive director's and officer's insurance for an amount not less than ten million Dollars ($10,000,000) for any one
                  (1) occurrence and general liability insurance for an amount not less than five million Dollars ($5,000,000) for any one
                  (1) occurrence and including all required extension of liability.

         In addition to the insurance required to be obtained and maintained by the Corporation pursuant to this Section 7.3, the Corporation shall also effect and maintain directors' and officers' liability insurance in such amount as may be mutually agreed upon by the Shareholders for an amount of not less than five million Dollars ($5,000,000) for any one occurrence and fifteen million Dollars ($15,000,000) in the aggregate and including all required extensions of liability or such greater amount and for such other or additional perils as is determined by the board of directors.

7.4      TERM

         This Agreement shall come into force and effect as of the date set out on the first page of this Agreement and, except as provided below, shall continue in force until the earlier of.

         (a)      the date on which one Shareholder holds all the Shares;

         (b)      the winding up or dissolution of the Corporation;

         (c) the date on which this Agreement is terminated by written agreement of all the Shareholders; and

         (d) later of the date of the completion of a Qualifying Public Offering and the date on which the Shares are listed and posted for trading on The Toronto Stock Exchange, the Canadian Venture Exchange, the New York Stock Exchange, Nasdaq National Market or any other recognized stock exchange in North America.

         For greater certainty, the provisions of Article 6 shall not terminate upon the termination of this Agreement.

7.5      TERMINATION NOT TO AFFECT RIGHT OR OBLIGATIONS

         A termination of this Agreement shall not affect or prejudice any rights or obligations which have accrued or arisen under this Agreement prior to the time of termination and such rights and obligations shall survive the termination of this Agreement.

7.6      ARBITRATION

         If any dispute or question (a "DISPUTE") shall arise between the parties hereto or any of them concerning the interpretation of this Agreement or any part thereof, such parties shall attempt in good faith to resolve such dispute. If the parties have not agreed to a settlement of the dispute within thirty (30) days from the date on which the dispute first became known to all the parties, then the parties agree that the dispute shall be submitted to arbitration pursuant to the ARBITRATION ACT, 1991 (Ontario). Such dispute shall not be made the subject matter of an action in any court by any party unless the dispute has been first submitted to arbitration and finally determined in accordance with the provisions of Schedule A. Any such action commenced thereafter shall only be for the purpose of enforcing the decision of the arbitrators and the costs incidental to the action. In any such action, the decision of the arbitrators shall be conclusively deemed to determine the rights and liabilities as between the parties to the arbitration in respect of the matter in dispute.

7.7      NOTICES

         Any notice or other communication required or permitted to be given hereunder shall be in writing and shall by given by prepaid first-class mail, by facsimile or other means of electronic communication or by delivery as hereafter provided. Any such notice or other communication. If mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fourth Business Day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this section. Notices and other communications shall be addressed as follows:

         (a)      if to MDC
                  45 Hazelton Avenue
                  Toronto, Ontario
                  M5R 2E3

                  Facsimile number: (416) 960-9555

                  with a copy to MDC's counsel at;

                  Lang Michener
                  BCE Place, P.O. Box 747
                  Suite 2500
                  181 Bay Street
                  Toronto, Ontario
                  M5J 2T7

                  Attention: Patrick J. Phelan

                  Facsimile number: (416) 365-1719

         (b)      if to RoyNat Capital:

                  RoyNat Capital Inc.
                  26th Floor, Scotia Plaza
                  40 King Street West
                  Toronto, Ontario
                  M5H 1H1

                  Attention:        Silvio Marsili
                                    Director of Merchant Banking

                  Facsimile number: (416) 933-3238

                  with a copy to RoyNat Capital's counsel at:

                  Chaiton & Cahiton LLP
                  185 Sheppard Avenue West
                  Toronto, Ontario
                  M2N 11M9

                  Attention: Harvey Tanzer

                  Facsimile number: (416) 218-1838

         (c)      if to the Corporation:

                  365 South Street
                  Morristown, New Jersey
                  USA, 07962

                  Attention: Anthony R. Calandra

                  Facsimile number: (973) 644-4551

                  with a copy to the Corporation's counsel at:

                          Goodmans LLP
                          250 Yonge Street
                          Suite 2400
                          Toronto, Ontario

                          Attention: Neill May

                          Fax: (416) 979-1234

         (d)      if to BMOCC:

                  Bank of Montreal Capital Corporation
                  302 Bay Street
                  7th Floor
                  Toronto, Ontario
                  M5X 1A1

                  Attention: Mark Shoniker

                  Facsimile number: (416) 867-4108

         Notwithstanding the foregoing, any notice or other communication required or permitted to be given by any party pursuant to or in connection with any arbitration procedures contained in any Schedule hereto may only be delivered by hand or facsimile or other means of electronic communication.

         The failure to send or deliver a copy of a notice or other communication to counsel to each of the parties hereto, as the case may be, shall not invalidate any notice given under this section.

7.8      AMENDMENTS

         This Agreement may only be amended by an agreement in writing between all the parties hereto. All legal costs associated with any such amendment shall be borne by the Corporation.

7.9      COUNTERPARTS

         This Agreement may be signed in counterparts and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided, however, that any party providing its signature in such manner will promptly forward to the other party an original of the signed copy of this Agreement which was so faxed.

7.10     ENUREMENT

         This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Shareholders acknowledge that any particular

Investing Shareholder may assign all or part of its interest in the relevant Investing Shareholder Warrants and the relevant Investing Shareholder Debenture to another financial institution or an Affiliate thereof or other Person in the business or providing debt and/or equity financing and if so assigned, the assignee shall have and be entitled to exercise any and all discretions, rights and powers hereunder which are for the benefit of the particular Investing Shareholder, and all references herein to the particular Investing Shareholder shall include such assignee. At the request of the particular Investing Shareholder or the Assignee, a revised form of this Agreement shall be prepared specifically reflecting and referencing the assignee's entitlement to such discretion, rights and powers and the parties hereto shall execute same and in particular conforming this Agreement to reflect the name of the assignee in addition to that where the particular Investing Shareholder appears, as the context requires.

         IN WITNESS WHERE OF the parties have executed this Agreement.

                                       MDC CORPORATION INC.

                                       By:
                                           -------------------------------------

                                           -------------------------------------

                                       RGGA ACQUITION INC.

                                       By:
                                           -------------------------------------

                                           -------------------------------------

                                       ROYNAT CAPITAL INC.

                                       By:
                                           -------------------------------------

                                           -------------------------------------

                                       REGAL GREETINGS & GIFTS CORPORATION

                                       By:
                                           -------------------------------------

                                           -------------------------------------

                                       BANK OF MONTREAL CAPITAL CORPORATION

                                       By:
                                           -------------------------------------

                                           -------------------------------------

                                   SCHEDULE A
                       ARBITRATION PROCEDURES (SECTION 7.6)

1. As used in this Schedule, the term "Arbitrators" means the Sole Arbitrator appointed pursuant to section 3 of this Schedule or the Arbitration Board appointed pursuant to section 4 of this Schedule, as the case may be.

2. Where any dispute, which, pursuant to Section 7.6 of the Agreement, is to be settled by arbitration (the "MATTER"), the provisions of this Schedule shall govern the arbitration of the Matter exclusively and shall constitute a submission for the purposes of the Arbitration Act (Ontario).

3. Arbitration shall be commenced by a Shareholder (the "COMPLAINANT") delivering a written complaint (the "COMPLAINT") to the other Shareholders and the Corporation describing the Matter and appointing an arbitrator. Within five
(5) days of the receipt of the Complaint, the other Shareholders may, by notice to the Complainant, concur in the appointment of that arbitrator or may appoint an additional arbitrator, and failing the delivery of such notice by the other Shareholders, the other Shareholders shall be deemed to have concurred in the appointment of the arbitrator appointed by the Complainant and such arbitrator shall determine the Matter acting along (the "SOLE ARBITRATOR").

4. If the other Shareholders appoint an additional arbitrator pursuant to section 3 of this Schedule, then, within five (5) days of the appointment of such additional arbitrator, the arbitrators so appointed shall agree on the appointment of an additional arbitrator as chairperson (the "CHAIRPERSON"), and they shall forthwith notify the Complainant and the other Shareholders of such appointment, failing which the Chairperson may be appointed by a judge of the Superior Court of Justice on the application of either the Complainant or the other Shareholders, on notice to the other. Upon such appointment of the Chairperson, the Chairperson and the other arbitrators previously appointed shall constitute the Arbitration Board.

5. Any decision of the Arbitrators made with respect to the Matter or with respect to any aspect of, or any matter related to, the arbitration hereunder (including, without limitation, the procedures of the arbitration) shall be made by either the Sole Arbitrator or by the majority of the Arbitration Board (or in default of agreement by such majority, then by the Chairperson), as the case may be. All decisions of the Arbitrators with respect to the Matter shall be rendered in writing and shall contain a brief recital of the facts upon which the decision is made and the reasons therefor.

6.       The following shall apply to the arbitration of any Matter:

         (a) within ten (10) days of the appointment of the Arbitrators, the Complainant shall deliver to the other Shareholders and the Arbitrators a written statement (the "CLAIM") concerning the matter setting forth, with particularity, its position with respect to the Matter and the material facts upon which it intends to rely;

         (b) within five (5) days after the delivery of the Claim, the other Shareholders shall deliver to the Complainant and the Arbitrators a written response (the "ANSWER") to the Complainant setting forth, with particularity, its position on the Matter and the material facts upon which it intends to rely;

         (c) if the other Shareholders fail to deliver an Answer within the time limit referred to in (b) above, the other Shareholders shall be deemed to have admitted the Claim;

         (d) Within five (5) days after the delivery of the Answer, the Complainant may deliver to the other Shareholders and the Arbitrators a written reply (the "REPLY") to the Answer, setting forth, with particularity, its response, if any, to the Answer;

         (e) Within the time provided for the delivery of the Answer to the Claim, the other Shareholders may also deliver to the Complainant and the Arbitrators a counter-complaint (the "Counter-Complaint") setting forth, with particularity, any additional Matter for the Arbitrators to decide. Within five
                  (5) days of the delivery of a Counter-Complaint, the Complainant shall deliver to the other Shareholders and the Arbitrators an Answer to such Counter-Complaint. If the Complainant fails to deliver an Answer to the Counter-Complaint with such five (5) day period, the Complainant will be deemed to have admitted the Counter-Complaint. Within five (5) days after the delivery of an Answer to the Counter-Complaint, the other Shareholders may deliver to the Complainant and the Arbitrators a Reply to such Answer. Any Matter submitted to arbitration in accordance with this subsection (e) shall be governed by, and dealt with as if it were the subject of a Complaint in accordance with, this Schedule, except that it shall be deemed a submission to the Arbitrators already appointed, and shall be determined by the Arbitrators accordingly;

         (f) the time limits set for the delivery of the documents referred to in subsections (a) to (e) inclusive of this section 6 may be extended by the Arbitrators for such period and for such reasons as they in their discretion may determine upon application made to them by either the Complainant or the other Shareholders, as the case may be, on notice to the other, either before the expiry of the time limit in issue or within two (2) days thereafter and, in the event that the other wishes to oppose the application, it or they shall be given an opportunity to make submissions on the application;

         (g) upon completion of the foregoing steps in this section 6 or upon the expiry of the time limit provided therefor if a step provided for in this section 6 is not taken by such time, either the Complainant or the other Shareholders may make application to the Arbitrators to convene a preliminary hearing for determination of the following:

                  (i) appointing the time, date and place in Ontario for the hearing (the "HEARING") of the Matter;

                  (ii) arranging for the production of documents pertaining to the Matter as between the Complainant and the other Shareholders;

                 (iii) arranging for the delivery of and answers to written interrogatories pertaining to the Matter as between the Complainant and the other Shareholders; and

                  (iv) prescribing such additional rules and procedures
                       considered by the Arbitrators to be necessary or desirable for the conduct of the arbitration (including, without limitation, compulsion of witnesses and discovery under oath); and

         (h) the Arbitrators shall at the time and place appointed by the Arbitrators pursuant to subsection (g) of this section 6 or as they may subsequently direct, convene the Hearing and shall, after the Hearing, determine the Matter or Matters submitted to them and make their award.

7. Every claim or award of the Arbitrators made pursuant hereto shall be final and binding upon the Complainant, the Corporation and the other Shareholders and there shall be no appeal therefrom. The Arbitrators shall have jurisdiction to award the costs of the arbitration, including the fees of the Arbitrators, as between the Complainant, the Corporation and the other Shareholders and as among the other Shareholders as the Arbitrators see fit, and to direct the payment of interest in respect of any award at such rates and from and to such dates as are determined by the Arbitrators to be appropriate.

8. Each of the Arbitrators shall be paid their normal professional fees for their time and attendances in dealing with the Matter, which fees, unless otherwise directed by the Arbitrators in accordance with section 7 of this Schedule, shall be paid equally by the Complainant and the other Shareholders.

9. All notices and all other documents required or permitted by this Schedule to be given by the Complainant or the other Shareholders to the other of them or to the Corporation shall be given in accordance with Section 7.6 of the Agreement. All notices and all other documents required or permitted by this Schedule to be given by the Complainant, the Corporation or the other Shareholders to the Arbitrators shall be given in accordance with the Arbitrators' instructions.

                                   SCHEDULE B

[ATTACH ARTICLES OF INCORPORATION AND ANY ARTICLES OF AMENDMENT.]

                                   SCHEDULE C
                        CALCULATION OF FAIR MARKET VALUE

1. Immediately following the receipt of a notice under Section 4.6.2 from any particular Investing Shareholder that it elects not to consent to any particular Dreamlife Transaction, the Corporation shall instruct the Auditors to prepare and deliver to the vendor and purchaser under the sale transaction, within a period of 45 days from the date of its appointment by the Corporation, a draft report setting forth the auditor's estimate as to the Fair Market Value of the Common Shares and the basis upon which such estimate has been calculated ("AUDITORS'S REPORT").

2. If the estimate of the Fair Market Value of the Common Shares set forth in the Auditor's Report is acceptable to the vendor and purchaser and agreed to in writing within a period of thirty (30) days following delivery of the draft Auditor's report to the vendor and purchaser, the Auditor's shall deliver the Auditor's Report in final form and it shall become the Fair Market Value of the Common Shares for the purposes of the sale transaction to which it relates.

3. If the statement of the Fair Market Value set forth in the Auditor's Report is unacceptable to the vendor or the purchaser, they shall negotiate expeditiously and in good faith during such 30-day period to arrive at a mutually agreeable Fair Market Value. If such agreement is reached, the amount so determined and agreed shall become the Fair Market Value of the Common Shares for purposes of the sale transaction to which it relates.

4. If the vendor and purchaser are unable to agree as to the Fair Market Value of the Common Shares within such 30-day period, the vendor and purchaser shall immediately thereafter designate a Person who is at Arm's Length to the parties as their representative and the Person shall select an independent, qualified business valuator (who holds the designation of a Chartered Business Valuator) by a majority decision (the "VALUATOR") for a final determination as to the Fair Market Value of the Common Shares.

5. The Valuator so selected shall determine the Fair Market Value of the Common Shares as quickly as practicable after the date of his selection. The Valuator may also have regard to any representations which either the vendor or the purchaser wish to make. The Valuator shall deliver its report concerning the Fair Market Value of the Common Shares to the vendor and purchaser ("VALUATOR'S REPORT") and such report shall be conclusive and binding on the seller and purchaser. The Fair Market Value so determined shall become the Fair Market Value of the Common Shares for purposes of the sale transaction. In determining the Fair Market Value of the Common Shares, the Valuator shall also be considered as an expert and shall not be construed as acting as an arbitrator within the meaning of the ARBITRATIONS ACT, 1991 (Ontario).

6. The costs and expenses of the Auditor incurred in connection with preparation of the Auditor's Report shall be paid by the Corporation. The costs and expenses of the Valuator incurred in connection with preparation of the Valuator's Report shall be shared equally by the vendor and the purchaser, unless the Fair Market Value of the Common Shares, as calculated by the Valuator, differs by less than 20% from the Fair Market Value of the Common Shares as determined by the Auditor, in which case the party requesting the Valuator shall pay the costs and expenses of the Valuator incurred in connection with preparation of the Valuator's Report.

                                   SCHEDULE D
                             PARTICIPATION AGREEMENT

         THIS AGREEMENT made as of the _ day of _____, 200_, by and between __, having its principal place of business at __ (the "CORPORATION"), and ______ [of/having ____________ [OF HAVING A PRINCIPAL PLACE OF BUSINESS AT] __________________ (the "NEW SHAREHOLDER") _______.

All capitalized terms herein have the meanings ascribed thereto in the Amended and Restated Unanimous Shareholders' Agreement dated as of o, 200o among o (the "AGREEMENT").

         WHEREAS the New Shareholder wishes to purchase Shares and become a Shareholder in the Corporation;

         AND WHEREAS pursuant to Section 3.5 of the Agreement, each additional Shareholder must become a party to the Agreement hereby;

         NOW THEREFORE, in consideration of the transfer and sale of Shares to the New Shareholder by o and the acceptance and recognition thereof by the Corporation to the New Shareholder, the mutual covenants contained herein and other good and valuable consideration, the parties agree as follows:

1. STATUS OF SHAREHOLDER: the New Shareholder agrees and acknowledges that he is a Shareholder, as such term is defined in the Agreement, and has all the general rights, privileges, restrictions and obligations of a Shareholders under the Agreement.

2. AGREEMENT TO BE BOUND: Pursuant to Section 3.5 of the Agreement, the New Shareholder agrees to be bound by all of the terms, conditions and provisions of the Agreement and hereby agrees to become party thereto.

3. GENERAL: The provisions of Article 7 of the Agreement apply to this agreement mutatis mutandis (with necessary changes in details).

         IN WITNESS WHEREOF, the parties have caused this agreement to be signed, sealed and delivered as of the first date written above.


                                                      By:
                                                         -----------------------
                                                      Name:
                                                      Title:

                                                      By:
                                                         -----------------------
                                                      Name:
                                                      Title:


------------------------                              --------------------------
Witness                                               [Name]


                                                      By:
                                                         -----------------------
                                                      Name:
                                                      Title: